UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Beneficial Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 11, 2016

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Beneficial Bancorp, Inc.  The meeting will be held at the Company’s headquarters located at Beneficial Bank Place, 1818 Market Street, 12th Floor, Philadelphia, Pennsylvania on Thursday, April 21, 2016 at 8:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing a proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Gerard P. Cuddy
President and Chief Executive Officer

Beneficial Bank Place

1818 Market Street

Philadelphia, PA 19103

(215) 864-6000

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m., local time, on Thursday, April 21, 2016

PLACE	Beneficial Bank Place
1818 Market Street
Philadelphia, Pennsylvania 19103

ITEMS OF BUSINESS	(1)	The election of three directors to serve for a term of three years and two directors to serve for a term of two years;

	(2)	The approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan;

	(3)	The ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

	(4)	An advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and

	(5)	Such other business as may properly come before the meeting or any postponements or adjournments of the meeting. The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE		To vote, you must have been a stockholder at the close of business on February 23, 2016.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning a proxy card or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

William J. Kline, Jr.
Senior Vice President and Corporate Secretary

Philadelphia, Pennsylvania

March 11, 2016

NOTE:  Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

BENEFICIAL BANCORP, INC.

PROXY STATEMENT

BENEFICIAL BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Beneficial Bancorp, Inc. for the 2016 annual meeting of stockholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to Beneficial Bancorp, Inc. as “Beneficial Bancorp,” the “Company,” “we,” “our” or “us.” Beneficial Bancorp, Inc. is the holding company for Beneficial Bank.  In this proxy statement, we may also refer to Beneficial Bank as the “Bank.”

We are holding the 2016 annual meeting of stockholders at the Company’s headquarters located at Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania on Thursday, April 21, 2016 at 8:30 a.m., local time.

We intend to mail a notice of internet availability of proxy materials to stockholders of record beginning on or about March 11, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 21, 2016

This proxy statement and the Company’s 2015 annual report to stockholders are available at http://ir.thebeneficial.com/annuals-proxies.cfm.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Beneficial Bancorp, Inc. common stock that you owned as of February 23, 2016.  As of the close of business on February 23, 2016, 80,322,074 shares of Beneficial Bancorp common stock were outstanding.  Each share of common stock has one vote.

The Company’s articles of incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Beneficial Bancorp, Inc. in one of the following ways:

•                                          Directly in your name as the stockholder of record; or

•                                          Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by filling out the voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or via the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A brokerage statement or letter from a bank or broker are examples of proof of ownership that will allow you to attend the meeting. However, if you want to vote your shares of Beneficial Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years and two directors to serve for a term of two years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting is required for the 2016 Omnibus Incentive Plan to be approved. Abstentions and broker non-votes will have no effect on the vote on this matter.

In voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2016, the affirmative vote of a majority of the votes cast at the annual meeting is required. Abstentions and broker non-votes will have no effect on the vote on this matter.

In voting on the advisory resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved on an advisory basis, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the vote on this matter. The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

How We Count Votes. If you return validly signed and dated proxy instructions or attend and properly vote at the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

Effect of Not Casting Your Vote.  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the approval of the 2016 Omnibus Incentive Plan or with respect to the advisory vote to approve the compensation of our named executive officers. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the election of directors, the approval of the 2016 Omnibus Incentive Plan or the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Proxy

The Board of Directors of Beneficial Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Beneficial Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Beneficial Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the Company’s proxy card. The deadline for voting via the Internet or by telephone is 11:59 p.m., Eastern time, on April 20, 2016.

The Board of Directors recommends that you vote:

•                                          “FOR” each of the nominees for director;

•                                          “FOR” the approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan;

•                                          “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

•                                          “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Beneficial Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

If you have any questions about voting, please contact our proxy solicitor, Laurel Hill Advisory Group, toll free, at (888) 742-1305.

Participants in the Beneficial Bank Employee Savings and Stock Ownership Plan and/or the Beneficial Bancorp, Inc. 2008 Equity Incentive Plan

If you participate in the Beneficial Bank Employee Savings and Stock Ownership Plan (the “KSOP”), you will receive a voting instruction card that reflects all shares you may direct the trustee to vote on your behalf under the KSOP.  Under the terms of the KSOP, all credited shares of Beneficial Bancorp common stock held by the KSOP trust are voted by the KSOP trustee, as directed by plan participants.  All shares of Company common stock held in the KSOP trust that have not been credited to participants’ accounts, and all credited shares for which no timely voting instructions are received, are voted by the KSOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties.  If you participate in the Beneficial Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), you will also receive a voting instruction card to direct the Equity Incentive Plan trustee how to vote the unvested shares of Company common stock awarded to you under the Equity Incentive Plan.  The deadline for returning your voting instruction cards is April 14, 2016.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of nine members.  Each of the Company’s directors is independent under the listing requirements of the Nasdaq Stock Market, Inc., except for Gerard P. Cuddy, who is our President and Chief Executive Officer.  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors the details of which are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers — Transactions with Related Persons.”

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer will enable the President and Chief Executive Officer to focus on his responsibilities of running Beneficial Bancorp and Beneficial Bank and expanding and strengthening our franchise while enabling the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Frank A. Farnesi, who is independent under the listing requirements of the Nasdaq Stock Market, serves as Chairman of the Board and Gerard P. Cuddy serves as President and Chief Executive Officer.

To further strengthen the regular oversight of the full Board, all committees of the Board are comprised of independent directors. As detailed in the Compensation Discussion and Analysis appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company, including the President and Chief Executive Officer, and reports to the Board. The Audit Committee oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit, interest rate, liquidity, operational, strategic and reputation risks. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks we face. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Director Risk Committee also assists the Board of Directors and Audit Committee in supervising the enterprise risk management activities of Beneficial Bancorp and its subsidiaries and advises the Board of Directors with respect to the enterprise risk management framework of Beneficial Bancorp.

The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of our management and affairs through our standing committees and regular meetings of independent directors.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer.

Committees of the Board of Directors

The following table identifies Beneficial Bancorp’s standing committees and their members at February 23, 2016.  All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all four committees are available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).  The Board of Trustees of Beneficial Bank also maintains a standing Executive Committee and Community Reinvestment Act Committee.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Director Risk Committee
Edward G. Boehne		X		X*
Karen Dougherty Buchholz			X	X
Gerard P. Cuddy
Michael J. Donahue	X			X
Frank A. Farnesi
Donald F. Gayhardt, Jr.	X*	X
Elizabeth H. Gemmill	X	X	X*
Thomas J. Lewis		X*	X	X
Roy D. Yates	X		X

Number of Meetings in 2015	9	5	3	8

*         Denotes Chairperson

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of Beneficial Bancorp’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of Beneficial Bancorp’s financial reports and Beneficial Bancorp’s compliance with applicable laws and regulations. The committee is also responsible for engaging Beneficial Bancorp’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Donald F. Gayhardt, Jr. as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Gayhardt is independent under the listing requirements of the Nasdaq Stock Market applicable to audit committee members.

Compensation Committee

The Compensation Committee approves the compensation objectives for Beneficial Bancorp and Beneficial Bank, establishes the compensation for Beneficial Bancorp’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The committee also assists the Corporate Governance Committee and the Board of Directors in evaluating potential candidates for executive positions.

The Compensation Committee has assessed Beneficial Bancorp’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Beneficial Bancorp.

Compensation “clawback” provisions have been included in our equity award agreements and our management incentive plan. These provisions give us the right to cancel or recoup awards if an employee alters, inflates or inappropriately manipulates Beneficial Bancorp’s financial results or violates any other recognized ethical business standards.

Director Risk Committee

The Director Risk Committee assists the Board of Directors and Audit Committee in supervising the enterprise risk management activities of Beneficial Bancorp and its subsidiaries and advises the Board of Directors with respect to the enterprise risk management framework of Beneficial Bancorp. The committee reviews and assesses Beneficial Bancorp’s risk exposure as it relates to capital, earnings and compliance with our risk policies including credit risk, liquidity risk, interest rate risk, regulatory risk, business continuity risk, strategic risk, market risk, operational risk, cyber-security risk and reputation risk.

Corporate Governance Committee

The Corporate Governance Committee assists the Board of Directors in: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board of Directors; (2) recommending to the Board of Directors the director nominees for the next annual meeting; (3) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; and (4) recommending director nominees for each committee.

Minimum Qualifications.  The Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•                                          Contributions to the range of talent, skill and expertise of the Board;

•                                          Financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•                                          Familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•                                          Personal and professional integrity, honesty and reputation;

•                                          The ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•                                          The ability to devote sufficient time and energy to the performance of his or her duties;

•                                          Independence under applicable Securities and Exchange Commission and listing standards; and

•                                          Current equity holdings in the Company.

The Corporate Governance Committee also will consider any other factors it deems relevant, including diversity and regulatory disclosure obligations.  The Committee will also consider the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for Audit Committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process.  The process that the Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank.  The Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below.  The Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above.  If such individual fulfills these criteria, the Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Stockholders.  It is the policy of the Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Corporate Governance Committee’s resources, the Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders.  To submit a recommendation of a director candidate to the Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.                                      The name of the person recommended as a director candidate;

2.                                      All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.                                      The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.                                      As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.                                      A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Secretary of the Company at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Director Compensation

The table below provides the compensation received by individuals who served as non-employee directors of Beneficial Bancorp during 2015. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Name	Fees Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Edward G. Boehne	$55,000	$—	$—	$18,134	$73,134
Karen Dougherty Buchholz	45,000	—	—	17,786	62,786
Michael J. Donahue (4)	12,500	9,007	12,348	435	34,290
Frank A. Farnesi	79,000	—	—	26,911	105,911
Donald F. Gayhardt, Jr.	59,000	—	—	18,273	77,273
Elizabeth H. Gemmill	61,000	—	—	18,343	79,343
Thomas J. Lewis	60,000	—	—	18,308	78,308
Joseph J. McLaughlin (5)	20,500	—	—	16,932	37,432
Roy D. Yates	48,000	—	—	17,890	65,890

(1)                  Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 of restricted stock awards granted in 2015 to Mr. Donahue based upon Beneficial Bancorp’s stock price of $13.11 on the date of grant. When shares become vested and are distributed from the trust in which they are held, Mr. Donahue will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2015, the aggregate number of unvested restricted stock award shares held in trust was 8,470 for Mr. Farnesi, 687 for Mr. Donahue and 4,620 for each of the other directors.

(2)                  Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 of stock option awards granted in 2015 to Mr. Donahue based upon a fair value of $4.49 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see note 18 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The actual value, if any, realized by Mr. Donahue from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. The aggregate outstanding stock options at December 31, 2015 was 128,686 for Mr. Farnesi, 46,744 for Ms. Buchholz and Mr. Gayhardt, 2,750 for Mr. Donahue and 107,238 for each of the other directors.

(3)                  Represents a cash award of $21,976 for Mr. Farnesi and $14,709 for Mr. Boehne, Ms Buchholz, Mr. Gayhardt, Ms Gemmill, Mr. Lewis, Mr. McLaughlin and Mr. Yates in lieu of annual equity awards.  Also includes the Philadelphia city wage tax that the directors incurred in connection with their Board and committee fees. Beneficial Bank pays the Philadelphia wage tax on behalf of its directors.

(4)                  Mr. Donahue was appointed as a director of Beneficial Bancorp and as a trustee of Beneficial Bank effective as of September 17, 2015.

(5)                  Mr. McLaughlin’s term as a director of Beneficial Bancorp and as a trustee of Beneficial Bank ended on May 21, 2015.

Cash Retainer and Meetings Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that were paid to non-employee directors for their service on Beneficial Bank’s Board of Trustees during 2015. The Chairman of the Board and committee chairs receive the chair retainers in addition to the annual Board and committee fees.  Directors do not receive any additional fees for their service on the Board of Directors of Beneficial Bancorp.

Board of Trustee Annual Retainer	$30,000
Annual Retainer for Chairman of the Board	30,000

Annual Committee Chair Retainer:
Audit Committee	$10,000
Compensation Committee	8,000
Director Risk Committee	8,000
Corporate Governance Committee	6,000

Annual Fee for Committees:
Audit Committee	$10,000
Compensation Committee	8,000
Director Risk Committee	8,000
Corporate Governance Committees	6,000
Community Reinvestment Act Committee	1,000
Executive Committee	1,000

2008 Equity Incentive Plan. The Beneficial Bancorp 2008 Equity Incentive Plan provides Beneficial Bancorp with a vehicle to award long term incentives designed to provide compensation opportunities based on the creation of stockholder value to directors, executive management and key employees. The non-statutory stock options and restricted stock awards granted to directors under the plan vest at a rate of 20% per year beginning on the first anniversary of the date of grant.   Following the grant of restricted stock and option awards to Michael J. Donahue in September 2015, no further shares are available for grant to non-employee directors under the 2008 Equity Incentive Plan.

Board and Committee Meetings

During the year ended December 31, 2015, both the Board of Directors of the Company and the Board of Trustees of the Bank held seven meetings.  No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the committees on which such individual served during 2015.

Director Attendance at the Annual Meeting of Stockholders

The Board of Directors encourages each director to attend the Company’s annual meeting of stockholders.  All of the Company’s current directors attended the Company’s 2015 annual meeting of stockholders.

Code of Ethics and Business Conduct

Beneficial Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct.  The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.  A copy of the Code of Ethics and Business Conduct is available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

AUDIT-RELATED MATTERS

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Audit Committee of the Board of Directors of

Beneficial Bancorp, Inc.

Donald F. Gayhardt, Jr., Chairman

Frank A. Farnesi

Elizabeth H. Gemmill

Roy D. Yates

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by KPMG LLP.

	2015	2014
Audit Fees (1)	$606,752	$544,782
Audit Related Fees (2)	205,307	582,106
Tax Fees	194,435	108,505
Other Fees	1,650	1,650

(1)         Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Quarterly Reports on Form 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by the Federal Deposit Insurance Corporation Improvement Act or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)         Includes fees related to the Company’s pending acquisition of Conestoga Bank for 2015 and fees related to the second step stock offering for 2014 as well as certain agreed upon procedures related to the electronic submission of financial information to the U.S. Department of Housing and Urban Development Real Estate Assessment Center (REAC) and the Employee Stock Ownership Plan Audit.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm.

The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the year ended December 31, 2015, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table provides information as of February 23, 2016 about the persons known to us to be the beneficial owners of more than 5% of Beneficial Bancorp, Inc.’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)

T. Rowe Price Associates Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	7,194,495	8.96%

Scopia Capital Management LP (3) Scopia Management, Inc. Matthew Sirovich Jeremy Mindich 152 W 57th Street, 33rd Floor New York, New York 10019	6,135,044	7.64%

The Vanguard Group (4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,937,276	7.39%

Beneficial Bank Employee Savings and Stock Ownership Plan Beneficial Bank Place 1818 Market Street Philadelphia, Pennsylvania 19103	4,981,270	6.20%

BlackRock, Inc. (5) 55 East 52nd Street New York, New York 10055	4,233,933	5.27%

(1)         Based on 80,322,074 shares of Beneficial Bancorp common stock outstanding as of February 23, 2016.

(2)         Based solely on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 12, 2016.

(3)         Based solely on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 16, 2016.

(4)         Based solely on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2016.

(5)         Based solely on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 28, 2016.

The following table provides information about the shares of Beneficial Bancorp common stock that may be considered to be owned by each director of Beneficial Bancorp, each executive officer named in the summary compensation table and by all directors and executive officers of Beneficial Bancorp as a group as of February 23, 2016. Each director and named executive officer owned less than 1% of our outstanding common stock as of that date. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.   The number of shares beneficially owned by all directors and executive officers as a group totaled 3.5% of our common stock at February 23, 2016.

Name	Number of Shares Owned (1)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total
Directors:
Edward G. Boehne	58,894		89,089	147,983
Karen Dougherty Buchholz	17,648		28,595	46,243
Gerard P. Cuddy	214,773		420,868	635,641
Michael J. Donahue	687		—	687
Frank A. Farnesi	75,393	(2)	99,868	175,261
Donald F. Gayhardt, Jr.	22,648		28,595	51,243
Elizabeth H. Gemmill	81,192		89,089	170,281
Thomas J. Lewis	59,194		89,089	148,283
Roy D. Yates	674,134	(3)	89,089	763,223

Named Executive Officers Who Are Not Also Directors:
Thomas D. Cestare	160,084		135,742	295,826
Joanne R. Ryder	71,185		110,964	182,149
Martin F. Gallagher, Jr.	52,841		71,528	124,369
Pamela M. Cyr	45,917		45,048	90,965
All Executive Officers and Directors as a Group (13 persons)	1,534,590		1,297,564	2,832,154

(1)                  This column includes the following:

	Shares of Unvested Restricted Stock Held in Trust Under the Beneficial Mutual Bancorp 2008 Equity Incentive Plan	Shares Held or Allocated Under the Beneficial Bank Employee Savings and Stock Ownership Plan
Mr. Boehne	3,740	—
Ms. Buchholz	3,740	—
Mr. Cuddy	132,545	24,721
Mr. Donahue	687	—
Mr. Farnesi	6,490	—
Mr. Gayhardt	3,740	—
Ms. Gemmill	3,740	—
Mr. Lewis	3,740	—
Mr. Yates	3,740	—
Mr. Cestare	119,746	16,228
Ms. Ryder	43,199	15,981
Mr. Gallagher	30,369	15,521
Ms. Cyr	24,539	8,533

(2)                  Includes 59,394 shares pledged as security.

(3)                  Includes 31,578 shares held by Mr. Yates’ son.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of nine members.  The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Edward G. Boehne, Michael, J. Donahue and Donald F. Gayhardt, Jr.. The Board of Directors’ nominees for election this year, to serve for a two-year term or until their respective successors have been elected and qualified, are Karen Dougherty Buchholz and Roy D. Yates.  All of the nominees are currently directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees.  If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends that stockholders vote “FOR” the election of all of the nominees.

Information regarding the nominees for election at the annual meeting and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated for each individual is as of December 31, 2015.  The indicated period of service as a director includes the period of service as a director of Beneficial Bank.

Nominees for Election as Directors

The nominees for election to serve for a three-year term are:

Edward G. Boehne served as the President of the Federal Reserve Bank of Philadelphia from 1981 to 2000. Mr. Boehne is a Senior Economic Advisor for Haverford Trust Company, an asset management company. He is also a director of Toll Brothers, Inc. (NYSE: TOL) and the privately held companies of Haverford Trust Company and a member of the AAA Mid-Atlantic Regional Advisory Board. Age 75. Trustee of Beneficial Bank since 2000 and director of Beneficial Bancorp since its formation in 2014.

Mr. Boehne’s asset management background provides the Board of Directors with substantial management and leadership experience with respect to an industry that complements the financial services provided by Beneficial Bank. In addition, as a director of a corporation listed on the New York Stock Exchange, Mr. Boehne offers the Board of Directors significant public company oversight experience.

Michael J. Donahue is a retired partner of KPMG LLP, the global accounting and consulting firm where he held various leadership roles including Group Executive Vice President and Chief Operating Officer of KPMG Consulting (later renamed BearingPoint, NYSE: BE, NASDAQ: KCIN), the $3.6 billion consulting and systems integration firm.  Mr. Donahue also served as the managing partner, technology solutions, for the global consulting business and as a member of the Board of Directors of KPMG LLP (US), KPMG Consulting KK (Japan) and as Chairman of the Supervisory Board of KPMG Consulting AG (Germany, Austria and Switzerland). While Chief Operating Officer, Mr. Donahue

managed the initial public offering process and led a global expansion program, completing 34 merger and acquisition transactions which added $1.1 billion of annual revenue. Age 57.  Trustee of Beneficial Bank and director of Beneficial Bancorp since 2015.

Mr. Donahue has significant Board experience having served on the board of directors for 17 corporations (12 private, five publicly-held). Mr. Donahue’s experience has ranged from large global company boards to emerging growth company boards. In addition to serving on the Board of Beneficial, Mr. Donahue presently serves as an independent director of three privately-held firms: Mobiquity, a Massachusetts-based mobile technology and services company; Preferred Sands, a Pennsylvania-based energy services company; and SiteSpect, a web marketing and optimization software business located in Boston.

Mr. Donahue provides the Board with significant technology strategy and information systems experience across a wide range of industries.  In addition, Mr. Donahue offers the Board of Directors significant public company oversight experience.

Donald F. Gayhardt, Jr. has served as the Chief Executive Officer of Tiger Financial Management, a financial services company, since January 2012 and as Chairman of the Board of Music Training Center Holdings, LLC, a music education company, since May 2009. Before that, Mr. Gayhardt held positions of President, Chief Financial Officer and Secretary as well as a member of the Board of Directors of Dollar Financial Corp., a financial services company located in Berwyn, Pennsylvania. Age 51. Trustee of Beneficial Bank since 2009 and director of Beneficial Bancorp since its formation in 2014.

As a former Chief Financial Officer of Dollar Financial Corp., Mr. Gayhardt provides the Board of Directors with critical experience regarding accounting and financial matters. Mr. Gayhardt’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Beneficial Bank serves affords the Board of Directors valuable insight regarding the business and operation of Beneficial Bank.

The nominees for election to serve for a two-year term are:

Karen Dougherty Buchholz is Senior Vice President, Administration, Comcast Corporation, one of the nation’s leading providers of entertainment, information and communications products and services. Age 48. Trustee of Beneficial Bank since 2009 and director of Beneficial Bancorp since its formation in 2014.

As an executive of Comcast Corporation, Ms. Buchholz provides the Board of Directors with extensive public company oversight and leadership experience. In addition, Ms. Buchholz is affiliated with several local civic and charitable organizations and offers the Board of Directors significant business and management level experience from a setting outside of the financial services industry.

Roy D. Yates is a Professor of Electrical and Computer Engineering at Rutgers University in Piscataway, New Jersey and is a former Chairman of the Board of FMS Financial Corporation. Age 53. Trustee of Beneficial Bank since 2007 and director of Beneficial Bancorp since its formation in 2014.

As the former Chairman of FMS Financial Corporation, Mr. Yates provides the Board of Directors with critical experience regarding public company oversight matters. In addition, Mr. Yates’ academic and engineering background provides the Board of Directors with experience from a setting outside of the financial services industry.

Directors Continuing in Office

The following directors have terms ending in 2017:

Gerard P. Cuddy has served as our President and Chief Executive Officer since 2006. From May 2005 to November 2006, Mr. Cuddy was a senior lender at Commerce Bank. From 2002 to 2005, Mr. Cuddy served as a Senior Vice President of Fleet/Bank of America. Before his service with Fleet/Bank of America, Mr. Cuddy held senior management positions with First Union National Bank and Citigroup. Age 56. Trustee of Beneficial Bank since 2006 and director of Beneficial Bancorp since its formation in 2014.

Mr. Cuddy’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Beneficial Bank serves affords the Board of Directors valuable insight regarding the business and operation of Beneficial Bank. Mr. Cuddy’s knowledge of Beneficial Bancorp’s and Beneficial Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Frank A. Farnesi is a retired partner of KPMG LLP. In October 2012, Mr. Farnesi was named Chairman of the Board of Beneficial Bank. He is also a director of RAIT Investment Trust (NYSE: RAS) and a Trustee of Faith in the Future Foundation. Age 68. Trustee of Beneficial Bank since 2004 and director of Beneficial Bancorp since its formation in 2014.

As a former partner with a certified public accounting firm, Mr. Farnesi provides the Board of Directors with critical experience regarding accounting and financial matters.

Thomas J. Lewis served as President and Chief Executive Officer of Thomas Jefferson University Hospitals, Inc. from 1996 to 2012. He is also a director of The Food Trust and The Health Care Improvement Foundation, both of which are nonprofit organizations. Age 63. Trustee of Beneficial Bank since 2005 and director of Beneficial Bancorp since its formation in 2014.

Mr. Lewis’ background offers the Board of Directors management and oversight experience, specifically within the region in which Beneficial Bank conducts its business.

The following director has a term ending in 2018:

Elizabeth H. Gemmill served as the President of the Warwick Foundation, a private family foundation, which dissolved in 2012. She is also a director of Universal Display Corporation (Nasdaq: PANL) and the Chairman of the Board of the Presbyterian Foundation. In addition, Ms. Gemmill is a Board Leadership Fellow of the National Association of Corporate Directors (NACD). Age 70. Trustee of Beneficial Bank since 2005 and director of Beneficial Bancorp since its formation in 2014.

As a director of Universal Display Corporation, Ms. Gemmill provides the Board of Directors with critical experience regarding public company oversight matters. Ms. Gemmill also demonstrates a strong commitment to the local community in her role as Chairman of the Presbyterian Foundation and as the former President of the Warwick Foundation.

Item 2 — Approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan

On March 2, 2016, the Board of Directors approved the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”), subject to approval by our stockholders.

The Board of Directors believes that the adoption of the 2016 Plan is in the best interests of the Company and its stockholders. As a key element of our compensation program, our equity grants are designed to provide additional incentives to selected management, employees and directors of the Company and its subsidiaries in order to retain such persons whose efforts will facilitate the long-term growth and profitability of the Company. Stockholder approval of the 2016 Plan will accomplish the following:

•                  Authorize 3,500,000 shares of common stock for issuance under the 2016 Plan;

•                  Permit the Company to grant equity awards to eligible individuals pursuant to the 2016 Plan until the tenth anniversary of the date the 2016 Plan is approved by the Company’s stockholders; and

•                  Constitute approval for purposes of Section 162(m) of the Internal Revenue Code of the 2016 Plan and the performance goals set forth in the 2016 Plan, the attainment of which may be a condition to the grant and/or vesting of awards made under the 2016 Plan.

Rationale for Adopting the 2016 Plan

In adopting the 2016 Plan, the Compensation Committee considered the number of shares required to continue making equity awards at levels consistent with industry practice and the dilutive impact that the share reserve could have on our stockholders.  The Compensation Committee has estimated that 3,500,000 shares should satisfy our compensation needs for the next five years while maintaining reasonable and acceptable levels of potential stockholder dilution.  In its determination to adopt the 2016 Plan, the Compensation Committee considered analysis provided by McLagan, an Aon Hewitt Company, its independent compensation consultant, regarding key design features and the potential impact on stockholders.

While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. As a result, we evaluated both our “overhang percentage” and annual share usage, or “burn rate,” in considering the advisability of the 2016 Plan and its potential impact on our stockholders.  As of the record date, we had 4,165,916 shares of common stock subject to outstanding equity awards, which included 3,407,112 of outstanding stock options and 758,804 of unvested restricted stock awards.  The weighted average remaining contractual term of the outstanding stock options was approximately 5.54 years and the weighted average price was $9.60 as of the record date.  The following table sets forth certain information regarding our current overhang percentage as of February 23, 2016 and the potential impact of the 3,500,000 additional shares on the overhang percentage:

	Number of Shares Subject to Outstanding Equity Awards	Percentage of Fully Diluted Common Stock Outstanding
2008 Equity Incentive Plan (as of February 23, 2016)	4,165,916	5.19%
Approval of Additional 3,500,000 Shares Under 2016 Plan	7,665,916	9.54%

As reflected in the above table, the 4,165,916 share overhang at February 23, 2016 represents approximately 5.19% of fully diluted common stock outstanding (or, the “overhang percentage”). The 3,500,000 new shares proposed to be included in the share reserve under the 2016 Plan would increase the overhang percentage by an additional 4.35% to approximately 9.54%.   Our annual share usage, or burn rate, for the last three fiscal years has averaged 708,232 shares or 0.85% of outstanding shares.  Although our future annual share usage will depend upon and be influenced by a number of factors, such as our compensation strategy, the number of plan participants and the price per share of our common stock, the 3,500,000 shares of common stock reserved for issuance under the 2016 Plan will enable us to continue to utilize equity awards for a number of years as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel.

The Board of Directors has adopted a resolution that, if the 2016 Plan is adopted, the Company’s 2008 Equity Incentive Plan will be terminated.  Thus, our ability to grant additional awards under the 2008 Equity Plan will terminate if stockholders approve the 2016 Plan.  However, outstanding awards under the 2008 Equity Incentive Plan will continue in effect in accordance with their terms.

Highlights of the 2016 Plan

•                  Minimum Vesting Periods for Awards.  Subject to limited exceptions, the 2016 Plan prescribes a one-year minimum vesting period for at least 95% of all awards.

•                  Share Counting.  The 2016 Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant.

•                  No Single-Trigger Vesting Upon a Change in Control.  The 2016 Plan does not provide for vesting of equity awards based solely on the occurrence of a change in control, without an accompanying job loss.

•                  No Repricing.  The 2016 Plan prohibits repricing and exchange of underwater options and stock appreciation rights for cash or shares without stockholder approval.

Material Features of the 2016 Plan

The following is a summary of the material terms of the 2016 Plan. This summary is qualified in its entirety by reference to the 2016 Plan attached hereto as Appendix A.  Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2016 Plan.

Purpose

The purpose of the 2016 Plan is to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our stockholders.

Plan Term

The 2016 Plan will expire on the tenth anniversary of the date of stockholder approval. The plan will expire sooner if, prior to the end of the term, the maximum number of shares available for issuance under the 2016 Plan has been issued or our Board of Directors terminates the 2016 Plan.

Authorized Shares and Award Limits

Subject to adjustment (as described below), 3,500,000 shares of our common stock (representing 4.4% of our issued and outstanding shares as of the record date) will be available for new awards under the 2016 Plan. Shares granted under the 2016 Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the 2016 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available for issuance under the 2016 Plan.

Subject to adjustment (as described below), the maximum number of shares of our common stock that may be granted to any single individual during any calendar year is as follows: (i) stock options and stock appreciation rights to no more than 700,000 shares; (ii) restricted stock and restricted stock units that relate to no more than 700,000 shares; (iii) performance awards denominated in shares and other share-based awards that relate to no more than 700,000 shares; and (iv) performance awards denominated in cash and other cash-based awards that relate to no more than $2.5 million.

Administration

Our Compensation Committee will administer the 2016 Plan and will have authority to:

•       designate participants;

•       determine the types of awards to be granted to each participant;

•       determine the number of shares to be covered by awards;

•       determine the terms and conditions of awards;

•                     determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property or net settlement;

•       determine the circumstances under which awards may be canceled, repurchased, forfeited or suspended;

•                     interpret and administer the 2016 Plan and any instrument or agreement relating to, or award made under, the 2016 Plan; and

•                     make any other determination and take any other action that it deems necessary or desirable to administer the 2016 Plan.

To the extent permitted by applicable law, our Compensation Committee may delegate to one or more of our officers the authority to grant awards under the 2016 Plan, other than awards to persons subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934.

Types of Awards

The 2016 Plan provides for grants of incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and cash- or stock-based performance awards.   Our Compensation Committee will determine the terms and conditions of all awards granted under the 2016 Plan, including the date(s) on which awards become vested, subject to the requirement that no more than 5% of awards under the 2016 Plan may vest prior to the first anniversary of the grant date, except in the event of the recipient’s death, disability, retirement or to the extent permitted under the 2016 Plan upon a Change in Control.

•             Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by our Compensation Committee at the time of grant but may not be less than the “fair market value” of a share of our common stock (defined under the 2016 Plan as the closing price of a share of our common stock on the day prior to the grant date). Our Compensation Committee will determine the date on which each stock option becomes vested and exercisable and the expiration date of each option. No stock option will be exercisable more than ten years from the grant date, except that our Compensation Committee may provide in an award agreement for an extension of such ten-year term in the event the exercise of the option would be prohibited by law on the expiration date. A grant of a stock option may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such options. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code.

•             Stock Appreciation Rights (“SARs”). A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of our common stock from the grant date over the exercise or hurdle price of such SAR. The per share exercise price of a SAR (except in the case of substitute awards) will be determined by our Compensation Committee but may not be less than the “fair market value” of a share of our common stock (as defined under the 2016 Plan and summarized above). Our Compensation Committee will determine the date on which each SAR may be exercised or settled, in whole or in part, and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date. A grant of a SAR may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SAR.

•             Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.

•                       RSUs. An RSU represents a contractual right to receive the value of a share of our common stock at a future date, subject to specified vesting and other restrictions.

•                       Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by our Compensation Committee. The performance conditions for awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code may include, but not be limited to, the following:

•             return measures (including, but not limited to, total stockholder return; return on equity; return on tangible common equity; return on tier 1 common equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital));

•             revenues (including, but not limited to, total interest income; net interest income; non-interest income; and revenue growth;);

•             income/earnings measures (including, but not limited to, earnings per share; earnings or loss; gross income; net interest income; non-interest income; fee income; net interest margin; operating income (before or after taxes); pre- or after-tax income or loss; pre- or after-tax operating income; net earnings; net income or loss (before or after taxes); operating margin; and adjusted net income);

•             expense measures (including, but not limited to, expenses; operating efficiencies; non-interest expense and operating/efficiency ratios; and improvement in or attainment of expense levels);

•             balance sheet/risk management measures (including, but not limited to, loans; deposits; assets; tangible equity; charge-offs; net charge-offs; non-performing assets or loans; risk-weighted assets; classified assets; criticized assets; allowance for loans and lease losses; loan loss reserves; asset quality levels; interest-sensitivity gap levels; regulatory compliance; satisfactory internal or external audits; financial ratings; stockholders’ equity; tier 1 capital; and liquidity);

•             cash flow measures (including, but not limited to, cash flow or cash flow per share (before or after dividends); and cash flow return on investment);

•             share price measures (including, but not limited to, share price; appreciation in and/or maintenance of share price; and market capitalization);

•             strategic objectives (including, but not limited to, market share; debt reduction; operating efficiencies; customer satisfaction; customer or household growth; employee satisfaction; branding; mergers and acquisitions; succession management; people development; management retention; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; and recruiting and maintaining personnel); and

•             other measures (including, but not limited to, financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions).

These performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.

Adjustments

In the event that our Compensation Committee determines that, as result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of our shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, our Compensation Committee will, subject to compliance with Section 409A of the Internal Revenue Code, adjust equitably any or all of:

•                       the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the 2016 Plan;

•                       the number and type of shares or other securities subject to outstanding awards; and

•                       the grant, purchase or exercise price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

In addition, our Compensation Committee is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events (including those events described above) affecting the Company or the financial statements of the Company, or changes in applicable laws, regulations or accounting principles, whenever our Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, subject, in all such instances, to compliance with Section 162(m) of the Internal Revenue Code.

Effect of a Change of Control

In the event of a Change in Control (as summarized below), the 2016 Plan provides for vesting of outstanding awards only upon a participant’s termination of employment, other than for Just Cause, during the 12-month period following the Change in Control.  In addition, to maintain the participants’ rights in connection with a Change in Control, the Committee, may, as to any award, either at the time such award is made or any time thereafter, take any one or more of the following actions: (i) provide for the purchase of any such award for an amount of cash equal to the amount that could have been attained upon exercise of such award or the realization of the participant’s rights, had such award been currently exercisable or payable; or (ii) cause any award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after change in control; provided, however, that the Committee may not accelerate the vesting of any awards except for instances of death, disability or a Change in Control.

Under the 2016 Plan, except as otherwise provided in a participant’s award agreement, “Change of Control” generally means the occurrence of one or more of the following events:

•             the acquisition of more than 25% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by us);

•             the replacement of the majority of our directors during any 12-month period, other than through the customary director nomination process;

•             the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or

•             the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of us and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of the Company and its subsidiaries immediately before such transfer.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2016 Plan, subject to approval of our stockholders if required by applicable law or the rules of the stock exchange on which our shares are principally traded.  The Compensation Committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change of control provision (each summarized above), any such action by the Compensation Committee that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the 2016 Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the 2016 Plan.

Cancellation or “Clawback” of Awards

Our Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2016 Plan or the sale of shares underlying such awards.

Prohibition on Repricing

Subject to the adjustment provision summarized above, our Compensation Committee may not directly or indirectly, through cancellation or re-grant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our stockholders.

U.S. Federal Income Tax Consequences

Non-Qualified Stock Options

A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Incentive Stock Options

An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code. A participant will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. We will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

SARs

A participant generally will not recognize taxable income upon the grant of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

RSUs

A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting, and the Company will be allowed a corresponding tax deduction at that time . Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Performance Awards

A participant to whom a performance award is made will not recognize taxable income at the time such award is made. The participant will recognize taxable income, however, at the time cash or shares of common stock is released or paid to the award recipient, and the amount of such income will be the amount of the cash and/or the fair market value at such time of the shares. The tax basis of any such shares received by the participant pursuant to a performance grant award should be equal to the amount includable in the participant’s gross income as compensation in respect of such shares.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2016 Plan) by a public company to each “covered employee” to no more than $1 million. Excluded from total compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2016 Plan will be subject to this limit.

Equity Compensation Plan Information

Set forth below is information as of December 31, 2015 with respect to current compensation plans under which equity securities of the Company are authorized for issuance.

	(a) Number of Securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,422,241	$9.59	676,145
Equity compensation plans not approved by stockholders	—	—	—
Total	3,422,241	$9.59	676,145

The Board of Directors recommends that stockholders vote “FOR” the approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan.

Item 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for 2016, subject to ratification by stockholders.  A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

Item 4 — Advisory Vote on Executive Compensation

As required by federal securities laws, we are providing our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2016 proxy statement, is hereby approved.”

At our prior annual meetings, our stockholders overwhelmingly approved the say-on-pay proposal.

As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•                  Attracting and retaining talented senior executives;

•                  Tying executive pay to Company and individual performance;

•                  Supporting our annual and long-term business strategies; and

•                  Aligning executives’ interests with those of the Company’s stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement.  The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policies and procedures, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the approval of the compensation paid to the Company’s named executive officers.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this document.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

Beneficial Bancorp, Inc.

Thomas J. Lewis, Chairman

Edward G. Boehne

Donald F. Gayhardt, Jr.

Elizabeth H. Gemmill

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion & Analysis (“CD&A”) is intended to assist shareholders in understanding our decision-making process and philosophy for compensating our named executive officers (“NEOs”).  This CD&A should be read together with the compensation tables for our named executive officers that may be found in the “Executive Compensation” section of this Annual Meeting Proxy Statement.

Our named executive officers, which include our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated individuals who served as an executive officer during 2015, are:

Gerard P. Cuddy	President and Chief Executive Officer
Thomas D. Cestare	Executive Vice President and Chief Financial Officer
Joanne R. Ryder	Executive Vice President and Chief Administration Officer
Martin F. Gallagher, Jr.	Executive Vice President and Chief Lending Officer
Pamela M. Cyr	Executive Vice President and Chief Retail Banking Officer

Executive Summary

2015 Financial and Strategic Highlights

We experienced improved financial performance during 2015, with net income of $22.9 million, or $0.29 per diluted share, for the year compared to net income of $18.0 million, or $0.22 per diluted share, for 2014.  During the year, we improved our balance sheet mix, improved our net interest income levels and organically increased our loan portfolio and core deposit base.  We also made progress improving our earnings through our growth and tight management of expenses while maintaining strong asset quality metrics.

Financial highlights include:

Increasing profitability during the year.  Net income increased 27% to $22.9 million, or $0.29 per diluted share, for the year ended December 31, 2015, compared to $18.0 million, or $0.22 per diluted share, for the year ended December 31, 2014.  The increase in net income for 2015 compared to 2014 was primarily due to:

•                  an increase in net interest income as a result of growth in our loan portfolio;

•                  improving asset quality, which resulted in lower provisions for loan losses; and

•                  continued careful management of expense levels.

Building a strong loan portfolio. In 2015, we continued to focus on building our lending teams and growing loans. We deployed a portion of our second step proceeds into the loan portfolio which increased by $519.7 million, or 21.5%, above 2014 levels.  The increase in loans was primarily due to $312.2 million of participations in portfolios of multi-family loans and the purchase of $43.9 million of residential real estate loans, which in total represented 14.7% of the year-over-year increase. The remaining increase of 6.8% was due to strong organic growth in our commercial real estate, commercial construction, and commercial business loans.

Improving our asset quality metrics. Consistent asset quality and low net loan charge-offs during 2015 resulted in a $3.6 million reduction of the provision for loan losses during the year ended December 31, 2015.  Net charge-offs decreased $3.6 million, or 70.1%, to $1.6 million, or 0.06% of total loans, for the year ended December 31, 2015 compared to $5.2 million, or 0.21% of total loans, for the year ended December 31, 2014.  Our ratio of non-performing loans to total assets, excluding government guaranteed student loans, remained low at 0.33% at December 31, 2015 compared to 0.34% at December 31, 2014.

Strategic highlights include:

Completion of our second step conversion and related stock offering. In January 2015, we completed our second-step conversion and related stock offering and raised approximately $504 million in capital.  This capital will support future organic growth as well as acquisitions that meet our financial performance requirements regarding, among other things, earnings accretion, tangible book value dilution, and payback period.  Following our second step, capital levels increased to 21.04% at December 31, 2015 compared to 10.44% at December 31, 2014.

Differentiating Beneficial Bank as a community bank that educates its customers through the “Beneficial Conversation” and the use of new delivery channels to optimize our branch network. Our continued marketing campaign and brand refresh highlights our commitment to financial education. Along with the introduction of a new “Your Knowledge Bank” tagline, the campaign itself is part of an ambitious communications initiative rooted in what has always been the core mission of Beneficial Bank—to provide customers with the tools, knowledge and guidance to help them do what’s right and make wise financial decisions.

Capitalizing on strategic growth opportunities.  During 2015, we entered into a Stock Purchase agreement to acquire Conestoga Bancorp, Inc.’s ownership interest in Conestoga Bank. This acquisition will increase our customer base and market share in our footprint and demonstrates Beneficial’s commitment to growth in the Philadelphia market.

2015 Key Compensation Decisions for our NEOs

Throughout 2015, our NEOs focused on strategic initiatives that included managing our capital, increasing profitability, reducing non-performing assets, growing our commercial loan portfolio, differentiating Beneficial Bank from our competitors, and using new delivery channels to optimize our branch network. Our compensation decisions for 2015 reflected the contributions of our NEOs to our solid financial performance and achievement of our strategic objectives.

Key compensation decisions include:

Adjusting Base Salaries.  Following annual performance reviews and in certain cases in connection with an increase in job responsibilities, the Compensation Committee increased the base salaries for each of our NEOs. The Compensation Committee determined that the salary increases were warranted in light of our improved corporate performance in 2014, the strong performance of our NEOs individually in 2014, increased job responsibilities for certain of our NEOs, and data provided by our compensation consultant indicating that our 2014 salary levels were generally below the median salary levels of our peers. During 2015, Mr. Cuddy, Mr. Cestare, Ms. Ryder, Mr. Gallagher and Ms. Cyr received salary increases of 14.3%, 3.5%, 24.6%, 23.5%  and 2.0% , respectively.  See the section titled “Base Salary” for further discussion of our NEO base salaries.  See also, “Executive Compensation—Summary Compensation Table” for actual base salaries paid in 2015.

Distributing Cash Incentives under the 2015 MIP between Target and Stretch levels.  We paid short-term cash incentive awards under our 2015 Management Incentive Plan (“MIP”) that were between Target and Stretch opportunity levels for each of our NEOs. These payout levels reflect performance at Stretch level for our net loan growth, total expenses, employee satisfaction and capital management objectives under the plan, and performance at Target level for our net income objective under the plan. See the section titled “Short-Term Cash-Based Incentive Compensation” for additional information on the 2015 MIP.  See also “Executive Compensation—Summary Compensation Table” for the actual amounts earned by our NEOs in 2015.

Continuing to align the interests of our NEOs with Company shareholders through the grant of equity awards.  All of our named executive officers received grants of restricted stock awards and non-statutory stock options in 2015.  The 2015 equity awards were based on individual contributions to achieving the Company’s strategic goals as well as a review of peer compensation data. We believe that the use of multi-year vesting on restricted stock and stock option awards serves as a retention tool for our executives. In addition, stock options support our growth strategy and reward our NEOs for increases in our stock price, while restricted stock awards link the value of the equity held by executives with the gains or losses experienced by our shareholders. See the section titled “Long-Term Equity-Based Incentive Compensation” for additional information on our equity program.  See also, “Executive Compensation—Grants of Plan Based Awards” for the equity awards granted to our NEOs in 2015.

Revising Employment and Executive Change in Control Severance Agreements with our NEOs.  In connection with a review of each named executive’s 2015 job performance, the Board of Directors amended and restated each executive officer’s existing employment agreement or change in control severance agreement to reflect a “best net benefits” approach in managing Section 280G liabilities. In addition, the term of the amended and restated employment agreements with Mr. Cuddy and Mr. Cestare, and the amended and restated executive change in control severance agreements with Ms. Ryder, Mr. Gallagher and Ms. Cyr was extended through February 6, 2018.  Employment and executive change in control severance agreements provide our named executive officers with financial security and Beneficial Bancorp with management stability. See “Executive Compensation—Employment and Executive Change in Control Severance Agreements” for a discussion of the terms and conditions of the agreements. See also, “Executive Compensation—Potential Post-Termination Benefits Tables” for compensation payable to the named executive officers upon termination of employment under the conditions provided for in the agreements.

Best Practices

In support of our pay for performance philosophy, as well as to ensure our compensation program is supported by good corporate governance practices, we have adopted the following best practices:

•                  Clawback Policy

•                  Stock Ownership Guidelines

•                  No tax gross-ups in our executive agreements

•                  Comprehensive risk oversight

Additional information on each of these governance practices, is discussed in this CD&A.

Shareholder Say-on-Pay Vote

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we held an advisory vote on the approval of the compensation of our named executive officers at our 2015 annual stockholders meeting and 94% of the votes cast at the meeting voted in favor of the non-binding proposal. The Compensation Committee considered results of the vote as an affirmation of its compensation related policies and decisions.

Compensation Philosophy

We ground our compensation philosophy on four basic principles:

Reflecting our Business Philosophy—Our approach to compensation reflects our values and the way we do business in the communities we serve.

Meeting the Demands of the Market—Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

Aligning with Stockholders—We use equity compensation as an additional component of our compensation mix to develop a culture of ownership among our named executive officers and to align their individual financial interests with the interests of our stockholders. Our policy of stock ownership and retention requires our named executive officers to acquire Beneficial Bancorp common stock having a fair market value equal to a multiple of their base salary within a specific time period. See “Stock Ownership Requirement” for information on individual stock ownership targets.

Performance—We believe that a significant amount of executive compensation should be performance-based. Therefore, our compensation program is designed to reward superior performance and encourage our executive officers to feel accountable for Beneficial Bancorp’s financial performance and their individual performance. To achieve this, we have structured our short-term cash-based and equity programs to tie an executive’s compensation, in part, directly to corporate and individual performance. Management incentive payments and equity grants are awarded to each executive officer based on progress made during the year towards achieving long-term strategic goals of the Company.

Role of the Compensation Committee

The Compensation Committee is accountable for developing our executive compensation philosophy and making compensation decisions relating to our named executive officers. The committee monitors the success of our program in achieving the objectives of our compensation philosophy. The Compensation Committee is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

The Compensation Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee’s charter can be found on Beneficial Bancorp’s website at www.thebeneficial.com. The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Compensation Committee the sole responsibility for determining the compensation of the chief executive officer based on the Compensation Committee’s evaluation of his performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During 2015, the Compensation Committee met five times, with four of these meetings including an executive session attended by Compensation Committee members without management present.  A representative of McLagan, an Aon Hewitt Company, our independent compensation consultant (the “Compensation Consultant” or “McLagan”), was present in person or by teleconference at all five of the meetings. The current members of the Compensation Committee are Thomas J. Lewis (Chairman), Edward G. Boehne, Donald F. Gayhardt Jr. and Elizabeth H. Gemmill.

The Compensation Committee annually conducts a self-assessment of its overall performance and regularly engages in education events either through its independent consultant or through attendance at banking industry events and webinars.

Role of the Compensation Consultant

In 2015, the Compensation Committee retained the services of McLagan, an Aon Hewitt company, as an independent outside compensation consultant (the “Compensation Consultant” or “McLagan”) to perform a competitive assessment of Beneficial Bancorp’s executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. The annual executive and director assessments include, but are not limited to, an assessment of Beneficial Bancorp’s financial performance relative to its peers, an assessment of Beneficial Bancorp’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), a review of equity compensation, assessment of perquisites, retirement benefits and bonuses for named executive officers, and a review of Board and committee compensation. The annual executive and director compensation assessments provide the Compensation Committee with a broad array of information from which to assess the effectiveness of its compensation programs and serve as a foundation for compensation decisions.

In addition to providing annual assessments, our Compensation Consultant advises the Compensation Committee on best practices in light of the changes in the bank regulatory environment, assists in developing a relevant peer group for use in the executive and director market assessments, and provides guidance to the Compensation Committee regarding the design of compensation arrangements that reflect Beneficial Bancorp’s compensation philosophy.

The Compensation Consultant attends the Compensation Committee meetings upon request to review compensation data with Beneficial Bancorp and participate in general discussions on compensation and benefits for the named executive officers and Board members. While the Compensation Committee considers input from the Compensation Consultant when making compensation decisions, the committee’s final decisions reflect many factors and considerations.

The Compensation Committee regularly reviews the services provided by its outside compensation consultant and believes that McLagan is independent in providing executive compensation consulting services.

Role of Management

Our Chief Executive Officer, in conjunction with members of the Compensation Committee and the Human Resources Department, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to his compensation.

Use of Peer Group Data

The Compensation Committee considers information about the practices of the Company’s peers and other comparable companies, as well as evolving market practices when it makes compensation decisions. The committee considers the compensation levels and arrangements of similarly situated executives in addition to other factors in connection with its decision-making process. Duties, responsibilities and tenure with Beneficial Bancorp are also considered in the committee’s compensation decisions. The peer group noted below was originally developed by the Compensation Committee and the Compensation Consultant in 2013 using objective parameters that reflected banks of similar asset sizes (i.e., between one-half and two times Beneficial Bancorp’s asset size) and location (i.e. financial institutions from Connecticut, Delaware, New Jersey, Pennsylvania, Maryland and New York, excluding Manhattan).

The Compensation Committee reviews the peer group on an annual basis and updates the peer group as appropriate to ensure that the peer group continues to consist of financial institutions with business models and demographics similar to Beneficial Bancorp. The financial institutions that make up our peer group may change depending on acquisitions, growth and/or changes in the business focus of Beneficial Bancorp or our peer institutions. Overall, our goal is to have approximately 18 to 23 comparative banks in our peer group to provide a market perspective for executive total compensation. The most recent update to the peer group occurred in June of 2015 for use in the 2015 compensation assessments, which will be considered in establishing 2016 compensation.

Below is a list of the institutions that made up our 2013 peer group, which was utilized in establishing 2015 compensation levels and program design features.  The 2013 peer group’s assets as of September 30, 2014 ranged between $2.8 billion and $8.6 billion.

Company Name
National Penn Bancshares Inc.	Allentown	PA
Northwest Bancshares, Inc.	Warren	PA
NBT Bancorp Inc.	Norwich	NY
Provident Financial Services	Iselin	NJ
Community Bank System, Inc.	De Witt	NY
First Commonwealth Financial	Indiana	PA
Boston Private Financial Holdings, Inc.	Boston	MA
Tompkins Financial Corporation	Ithaca	NY
Flushing Financial Corp.	Flushing	NY
S&T Bancorp Inc.	Indiana	PA
TrustCo Bank	Glenville	NY
WSFS Financial Corp.	Wilmington	DE
Sandy Spring Bancorp, Inc.	Olney	MD
Sterling Bancorp	Montebello	NY
Eagle Bancorp, Inc.	Bethesda	MD
Century Bancorp, Inc.	Medford	MA
Lakeland Bancorp	Oak Ridge	NJ
Sun Bancorp, Inc.	Mount Laurel	NJ
Kearny Financial Corp.	Fairfield	NJ
Hudson Valley Holding Corp.	Yonkers	NY
Oritani Financial Corp.	Township of Washington	NJ

Compensation Framework and 2015 Compensation Decisions

Our compensation program for our named executive officers reflects our compensation philosophy and uses a full range of pay components to achieve our objectives. Our goal is to be a high-performing company.  Therefore, the Compensation Committee has structured an executive compensation program that attracts and retains quality individuals and motivates and rewards them for high performance. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among base salary, short-term incentives and long-term incentives that is competitive with our industry peers and creates appropriate incentives for our named executive officers. To achieve the necessary balance, our Compensation Committee worked closely with the Compensation Consultant and our Human Resources Department. See “—Role of Compensation Consultant” for a detailed description of the services provided by the Compensation Consultant.

When making compensation determinations for our named executive officers, the Compensation Committee focuses on salaries and cash compensation that is generally competitive at the 50th percentile of the market at target levels of performance. The allocation of base salary and performance-based compensation (short-term cash incentives and equity awards) varies depending upon the role of a named executive officer in our organization and his or her individual performance.

Base Salary. The base salary of each named executive officer is reviewed on an annual basis in connection with the executive’s performance review. Decisions regarding salary adjustments take into account an executive’s current base salary, market practice and the role/contribution of the executive. Our goal is to maintain salary levels for the named executive officers at levels consistent with base pay received by those in comparable positions in the market. We obtain market information from a variety of sources, including peer proxy and survey data gathered by the Compensation Consultant. See “—Use of Peer Group Data.” We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when an officer was hired. Individual performance, role and responsibilities and retention risk are also considered as part of our annual assessment.

The Compensation Committee determined to make a substantial increase in base salary for Mr. Cuddy in recognition of his leadership of the company and our improved performance in 2014. In addition, the compensation review conducted by McLagan indicated that Mr. Cuddy’s base salary had fallen behind the median salary levels paid by our peers, which was not consistent with our philosophy of setting base salaries comparable to peer median for executives who are fully performing within their roles.

In the case of Ms. Ryder and Mr. Gallagher, their job responsibilities expanded substantially following a reorganization of our executive team in early 2015. The magnitude of their salary increases reflects the assumption of new duties as well as addressing an ongoing shortfall to market-competitive levels for Mr. Gallagher.

McLagan’s compensation review indicated that the salaries for Mr. Cestare and Ms. Cyr were competitive with peer median levels. As a result, Mr. Cestare and Ms. Cyr received more modest salary increases in recognition of their contributions to our improving performance in 2014 as well as our expectation for salary increases for 2015 among our peers.  See “Executive Compensation—Summary Compensation Table” for actual base salaries paid to our NEOs in 2015.

Short-Term Cash-Based Incentive Compensation. Our Management Incentive Plan (“MIP”) is designed to recognize and reward plan participants for their contribution to our success. In 2015, MIP performance measures for each named executive officer included net income, net loan growth and total expenses, which are core measures of profitability and efficiency of resources, as well as employee satisfaction, capital management and the successful execution of strategic initiatives. The MIP provided each plan participant with a target incentive opportunity with the ability to earn more or less than Target based on achievement of pre-determined performance goals. Target incentive opportunities reflect our philosophy of setting conservative annual incentives that are slightly below market practice to allow for a greater focus on long-term incentive opportunities.

The MIP was administered by the Compensation Committee with the assistance of the Human Resources Department. The Compensation Committee had sole discretion to adjust payouts under the 2015 MIP in the event of a change in market conditions, regulations or Beneficial Bancorp’s business model. The Compensation Committee used scorecards to evaluate each participant’s 2015 performance and determined the payout under the MIP. Incentive payouts earned under the 2015 MIP are subject to our clawback policy. See “—Clawback Policy”. In accordance with the terms of the MIP, a participant must be employed by Beneficial Bancorp as of the date of distribution of the incentive award to be eligible for a payout under the plan.

The table below depicts the Threshold, Target, and Stretch performance levels for each of the corporate performance objectives in the 2015 MIP, in addition to the level of performance actually achieved.

(Dollars in thousands)	Performance Goals			2015 Performance
Objective	Threshold	Target	Stretch	Result
Net Income	$18,084	$22,605	$28,256	$22,900
Net Loan Growth	$134,958	$168,698	$210,873	$519,700
Total Expenses	$126,620	$125,366	$122,859	$118,500
Employee Satisfaction	72%	74%	76%	79%

In addition to the quantitative financial performance objectives listed above, Mr. Cuddy and Mr. Cestare had a portion of their 2015 MIP awards conditioned on successful management of the Company’s capital as well as overall employee satisfaction. Successful management of capital focused on the completion of the Bank’s second step conversion, deployment of capital to support growth both organically and via acquisition as well as stock repurchases. During 2015, the Company deployed its capital and grew the Bank’s loan portfolio 21% which improved profitability and the balance sheet mix. The Company also announced the acquisition of Conestoga Bank which will increase its market share in its core markets and is expected to improve financial performance. Based on a confidential employee survey conducted by the Beneficial Bank Human Resources Department, the employee satisfaction rate for 2015 was 79%. Ms. Ryder, Mr. Gallagher and Ms. Cyr also had an MIP objective related to the 2015 performance of the business unit under their purview.

The table below sets forth the weighting for the 2015 Performance Measures under the MIP.

	2015 Performance Measures
Executive	Net Income	Net Loan Growth	Expense Control	Employee Satisfaction	Capital Management	Business Unit Performance
Mr. Cuddy	30%	25%	10%	10%	25%	N/A
Mr. Cestare	25%	25%	15%	10%	25%	N/A
Ms. Ryder	25%	25%	10%	15%	N/A	25%
Mr. Gallagher	25%	30%	10%	10%	N/A	25%
Ms. Cyr	10%	35%	10%	10%	N/A	35%

The Compensation Committee set triggers (i.e. “Performance Gates”) that must be met before any payments are made under the MIP. The Performance Gates for the 2015 MIP were as follows:  (i) Net Income must be at least 75% of budget for the 2015 Plan to be funded and any payout distributed (ii) No payments will be made for Net Income performance unless our Non-Performing Assets/Total Assets Ratio, excluding guaranteed government student loans, is equal to or less than 1.50%. All Performance Gates were satisfied in 2015.

The efforts and leadership of our named executive officers were critical to our ability to execute on our strategic goals for 2015 including the second-step conversion. Beneficial Bancorp’s performance is a primary driver for payments under our 2015 MIP. In 2015, the successful execution of individual strategic objectives coupled with Beneficial Bancorp’s financial performance resulted in 2015 MIP payouts generally ranging between Target and Stretch levels resulting in payouts between 110% - 138% of each NEO’s Target 2015 Incentive Opportunity.

See “Executive Compensation—Grant of Plan Based Awards” for the cash incentive opportunities for each of our named executive officers in 2015.

Long-Term Equity-Based Incentive Compensation. Equity awards make up a meaningful portion of our named executive officer’s total compensation because we believe they are the form of compensation that most directly aligns the interests of our executives with the interests of our stockholders. Our Compensation Committee makes an annual determination as to who will receive equity awards, the type of awards, vesting conditions and amount of the award. In 2015, a large percentage of our long-term equity based incentive program consisted of non-statutory stock options. Accordingly, the upside potential of the stock options granted will not be realized by our named executive officers unless our stock price increases. In addition to stock options, our named executive officers received time-based restricted stock awards. See “Executive Compensation—Grants of Plan-Based Awards” for equity awards granted to our NEOs in 2015.

Restricted stock awards granted to our named executive officers in 2015 vest 60% after three years of service and 20% for each of the remaining years. All non-statutory stock options vest equally over a five-year period.

Our current Equity Incentive Plan does not have a sufficient number of shares of Company common stock available for grant to allow our Compensation Committee to continue to use equity as a means to compensate our NEOs or directors. Therefore, we are presenting a new equity incentive plan to our stockholders at the 2016 stockholder meeting. See Appendix A to this proxy statement for a copy of the proposed plan. The proposed plan will enable us to continue to utilize equity awards for a number of years as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel.

Employment and Executive Change in Control Severance Agreements

Chief Executive Officer/Chief Financial Officer. We maintain employment agreements with Messrs. Cuddy and Cestare to outline the terms and conditions of employment and ensure the stability of our management team by providing our top executives with financial protection if an executive is terminated in connection with a change in control of Beneficial Bancorp or if an executive is involuntarily terminated by Beneficial Bank or Beneficial Bancorp for reasons other than cause (as defined in the employment agreements). The terms and conditions of our employment agreements are consistent with the agreements provided to executive officers in the banking industry and reflect best practices, such as the exclusion of tax gross-ups. Unless otherwise extended or terminated in accordance with the terms of the agreements, the employment agreements with Messrs. Cuddy and Cestare will expire on February 6, 2018. See “Executive Compensation—Employment Agreements” and “Executive Compensation—Potential Post-Termination Payments” for a detailed discussion of the terms of the employment agreements and the benefits and payments provided upon termination of service for Messrs. Cuddy and Cestare.

Other Named Executive Officers. Ms. Ryder, Mr. Gallagher and Ms. Cyr have entered into executive change in control severance agreements with Beneficial Bank. These agreements provide the executive with financial protection if his or her employment is terminated in connection with a change in control. Unless otherwise extended or terminated in accordance with its terms, the agreements with Ms. Ryder, Mr. Gallagher and Ms. Cyr will expire on February 6, 2018. See “Executive Compensation—Change in Control Severance Agreements” and “Executive Compensation—Potential Post-Termination Payments” for a detailed discussion of the terms of the change in control severance agreements and the benefits and payments provided upon termination of service for Ms. Ryder, Mr. Gallagher and Ms. Cyr.

The Compensation Committee reviews each named executive officer’s performance and his or her agreement on an annual basis to determine whether to extend the term of the agreement for an additional year. The Compensation Committee’s decision to extend the term of an agreement with a named executive officer is discretionary and reflects its evaluation of the executive’s role in Beneficial Bancorp and his or her overall job performance.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires that all compensation be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner. When making grants under the 2008 Equity Incentive Plan, the Compensation Committee considers the tax implications of the awards. Therefore, all stock options granted under our equity plan, since its implementation, have been non-statutory stock options.

Retirement Benefits; Employee Welfare Benefits

All of our named executive officers are eligible to participate in the tax-qualified retirement plans available to Beneficial Bank employees. This includes the employee savings and stock ownership plan and, for those executives employed by Beneficial Bank before June 30, 2008, the Employees’ Pension and Retirement Plan of Beneficial Bank (the “Pension Plan”). The Pension Plan was frozen effective June 30, 2008 in connection with the restructuring of our retirement program. Our employee savings and stock ownership plan allows eligible employees, including the named executive officers, to supplement their retirement savings with elective deferral contributions that we match at specified levels. The employee savings and stock ownership plan also provides for additional discretionary employer contributions based on a percentage of participant compensation, subject to the Internal Revenue Code contribution limits.

In addition to our tax-qualified retirement plans, we also maintain two non-qualified supplemental retirement arrangements for certain named executive officers. These types of supplemental retirement plans assist Beneficial Bancorp in attracting and retaining executive talent. The Compensation Committee periodically reviews the plans with due consideration given to prevailing market practice, overall compensation philosophy and cost to Beneficial Bancorp. Mr. Cuddy is a participant in the Beneficial Bank Supplemental Pension and Retirement Plan, which provides him with a benefit that would have been payable under the Pension Plan, prior to the plan freeze but for certain Internal Revenue Code limits on compensation and benefits. See “Executive Compensation—Pension Benefits—Supplemental Pension and Retirement Plan” for a detailed description of the arrangement and contributions made on behalf of Mr. Cuddy in 2015. Beneficial Bancorp also maintains an elective deferred compensation plan, a non-qualified defined contribution plan, to allow Beneficial Bank to provide restorative payments to participants who experience a shortfall in retirement benefits under the employee savings and stock ownership plan due to Internal Revenue Code limits on compensation that reduce benefits for highly compensated executives under tax-qualified retirement plans. The Compensation Committee has designated each of our named executive officers as participants in the Elective Deferred Compensation Plan.

In addition to retirement programs, we provide our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice. All benefits offered to named executive officers are provided at the same coverage level and cost as those offered to all Bank employees.

Perquisites

We annually review the perquisites that we make available to our named executive officers. The primary perquisites for senior managers include an automobile allowance and certain club dues. See “Executive Compensation— Summary Compensation Table” for detailed information on the perquisites provided to our named executive officers.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make equity awards to officers and directors on an annual basis and in connection with new hires and promotions. The Compensation Committee considers the recommendations of our chief executive officer and other executive officers with respect to awards contemplated for their subordinates. The Compensation Committee also consulted our Compensation Consultant to ensure our equity award program is competitive with our peer group. The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our chief executive officer and the other named executive officers.

The Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of executive compensation. The release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.

The terms and conditions of each equity award granted in 2015 were determined in accordance with our 2008 Equity Incentive Plan and the policies established by the Compensation Committee. The Compensation Committee structured the 2015 equity program to include the grant of non-statutory stock options and restricted shares. All director awards (non-statutory stock options and restricted stock awards) vest at a rate of 20% per year, beginning on the first anniversary date of the grant date of the award. All stock options granted to our named executive officers vest at a rate of 20% per year commencing on the first anniversary of the grant date and restricted stock awards vest over a five-year period with 60% of the award vesting on the third anniversary and 20% of the award vesting each of the next two years. All stock options and stock awards granted under the equity plan become 100% vested upon an award recipient’s death, disability or a change in control. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” for detail on the outstanding equity awards granted to our named executive officers as of December 31, 2015. Upon adoption of the proposed new equity plan, the Compensation Committee intends to continue its work with McLagan to develop a new equity award program in the form of a long-term incentive plan.

In accordance with the 2008 Equity Incentive Plan , the Compensation Committee may grant stock options only at or above fair market value, which is defined as the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.

Stock Ownership Requirements

Under the Company’s stock ownership and retention policy, our President and Chief Executive Officer is expected to own or acquire Beneficial Bancorp stock having a fair market value equal to three times his base salary. All other named executive officers are expected to own or acquire Beneficial Bancorp common stock having a fair market value equal to one times each officer’s base salary. Each named executive officer’s individual stock ownership requirement is based on his or her salary as of March 17, 2011 or for new executives, as of his or her date of hire and will not change due to a change in base salary or fluctuation in Beneficial Bancorp’s stock prices. However, the Corporate Governance Committee, may, from time to time, re-evaluate or revise the guidelines for corporate reasons. Non-employee directors of Beneficial Bancorp are expected to own or acquire Beneficial Bancorp common stock having a fair market value equal to ten times the annual retainer received by each director for services rendered as a director of Beneficial Bancorp as of March 17, 2011. All individuals subject to the stock ownership and retention policy have five years from appointment as a named executive officer or director (whichever is applicable) or March 17, 2016, whichever is later, to satisfy the stock ownership guidelines. Shares counted towards the ownership requirements include shares of Beneficial Bancorp common stock purchased in the open market, owned out-right by an individual, or members of his or her immediate family residing in the same household, whether held individually or jointly, restricted stock granted under Beneficial Bancorp’s equity plans, shares held in trust or by a family limited partnership and shares acquired through the employee savings and stock ownership plan. Failure to meet, or in unique circumstances to show sustained progress toward meeting the stock ownership guidelines, may result in a reduction in future long-term incentive grants and/or payment of future annual incentives in the form of stock. In addition to stock ownership requirements, Beneficial Bancorp also established a mandatory holding period of six months for stock acquired under Beneficial Bancorp’s 2008 Equity Incentive Plan. Once stock ownership goals are achieved, the ownership requirement amount must be maintained for as long as an individual is subject to the stock ownership guidelines.

Clawback Policy

Our stock-based and cash-based incentive plans provide that if our Board of Directors determines that a named executive officer alters, inflates or inappropriately manipulates the performance/financial results of Beneficial Bancorp or violates recognized ethical business standards, the Board will, to the extent permitted by applicable law, seek recoupment from that named executive officer of any portion of performance-based compensation (cash or stock) paid to the named executive officer. We also have  adopted a clawback policy that incorporates the plan provisions and further states that if a named executive officer engages in fraud or willful misconduct that causes or otherwise contributes to the need for a material restatement of our financial results, the Board of Directors will direct the Compensation Committee to review all performance-based compensation awarded to or earned by that named executive officer during the three-year period before the fiscal periods materially affected by the restatement. If, in the Compensation Committee’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that named executive officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. The Compensation Committee will monitor our clawback policy as further guidance is released by the U.S. Securities and Exchange Commission as part of the Dodd-Frank Act.

Risk Assessment

At the direction of the Compensation Committee, Beneficial Bancorp has reviewed its compensation and benefit programs to determine if the programs create undesired or unintentional risk of a material nature. This risk assessment process included: a review of program policies and practices;

program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Beneficial Bancorp strategy. The results of the risk assessment concluded that our compensation policies and practices do not encourage excessive risk-taking; are compatible with effective internal controls and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables provides information concerning the total compensation awarded, earned or paid to the principal executive officer and principal financial officer of Beneficial Bancorp and our three other most highly compensated executives during the year ended December 31, 2015. These officers are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value (3)	All Other Compensation (4)	Total
Gerard P. Cuddy	2015	$636,132	$—	$353,710	$189,213	$442,125	$—	$91,709	$1,712,889
President and Chief	2014	570,646	—	237,000	327,750	308,117	12,961	59,409	1,515,883
Executive Officer	2013	559,231	—	184,800	252,750	112,400	—	61,422	1,170,603

Thomas D. Cestare	2015	355,914	—	399,350	151,367	197,292	—	41,714	1,145,637
Executive Vice President	2014	345,015	—	189,600	262,200	149,031	—	28,765	974,611
and Chief Financial Officer	2013	338,250	—	147,840	202,200	88,345	—	21,710	798,345

Joanne R. Ryder	2015	291,107	—	171,150	80,730	104,844	—	31,666	679,497
Executive Vice President	2014	243,692	—	71,100	139,840	64,260	—	21,973	540,865
and Chief Administration Officer	2013	229,454	25,000	55,440	107,840	61,500	—	15,310	494,544

Martin F. Gallagher, Jr.	2015	286,815	—	96,985	88,300	144,375	—	34,517	650,992
Executive Vice President	2014	240,983	—	71,100	152,950	60,720	—	28,695	554,448
and Chief Lending Officer	2013	233,603	50,000	55,440	117,950	24,933	—	17,812	499,738

Pamela M. Cyr	2015	233,031	—	96,985	75,684	90,125	—	28,234	524,059
Executive Vice President	2014	228,461	—	47,400	131,100	54,219	—	21,356	482,536
and Chief Retail Banking Officer	2013	225,000	—	36,960	101,100	35,438	—	14,998	413,496

(1)                      Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based on Beneficial Bancorp’s stock price as of the date of grant as follows: (i) $11.41 for all 2015 restricted stock awards, (ii) $10.77 for all 2014 restricted stock awards and (iii) $8.40 for all 2013 restricted stock awards. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(2)                      Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718 for outstanding stock option awards for each of the named executive officers based upon a fair value for each option using the Black-Scholes option pricing model as follows: (i) $3.98 for all 2015 option awards, (ii) $3.97 for all 2014 option awards and (iii) $3.06 for all 2013 option awards. Beneficial Bancorp uses the Black-Scholes option pricing model to estimate its compensation cost for stock options awards. For further information on the assumptions used to compute fair value, see note 18 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.

(3)                      Represents the actuarial change in pension value in Mr. Cuddy’s amounts during the years ended December 31, 2015 under the Beneficial Bank Consolidated Pension Plan and the Beneficial Bank Supplemental Pension and Retirement Plan. The pension value decreased by $1,470 in 2015 and $5,342 in

2013 as a result of an increase the discount rate during the year and not in the total pension benefit to be received in the future. See “Pension Benefits” below for a further discussion of these arrangements.

(4)                      Amounts reported in the “All Other Compensation” column for 2015 include the details in the table below.

	Mr. Cuddy		Mr. Cestare		Ms. Ryder		Mr. Gallagher		Ms. Cyr
Employer contributions to employee savings and stock ownership plan	$13,246		$14,706		$17,956		$18,398		$18,678
Nonqualified deferred compensation earnings (a)	54,340		19,196		7,709		6,603		2,356
Perquisites	24,123	(b)	—	(c)	—	(c)	—	(c)	—	(c)

(a)                       Represents Beneficial Bancorp’s 2015 contribution to the Elective Deferred Compensation Plan.

(b)                      Includes the value of executive’s personal use of a company-owned automobile and club membership fees.

(c)                       Did not exceed $10,000.

Employment Agreements

Beneficial Bancorp and Beneficial Bank maintain two-year employment agreements with Messrs. Cuddy and Cestare. Each employment agreement permits Beneficial Bancorp and Beneficial Bank, in their sole discretion, to annually renew the term of the agreements for an additional year in connection with the officer’s annual performance reviews, so that the term of the employment agreements remain at two years. Unless otherwise extended or terminated in accordance with the terms of the agreements, the employment agreements with Messrs. Cuddy and Cestare expire on February 6, 2018. The employment agreements provide for, among other things, a minimum annual base salary, eligibility to participate in employee benefit plans and programs maintained by Beneficial Bancorp and Beneficial Bank for the benefit of their employees, including discretionary bonuses, incentive compensation programs, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits applicable to executive personnel. The employment agreements also contain a provision that prohibits an executive from competing with Beneficial Bancorp or Beneficial Bank if the executive’s employment is terminated for reasons other than a change in control.

See “Potential Post-Termination Payments” for a discussion of the benefits and payments each executive may receive under the employment agreements upon termination of employment.

Change in Control Severance Agreements

Beneficial Bank maintains a change in control severance agreement with Ms. Ryder, Mr. Gallagher and Ms. Cyr. The change in control severance agreements provide each executive with financial protection if his or her employment is terminated in connection with a change in control of Beneficial Bancorp. See “—Potential Post-Termination Payments” for a discussion of the benefits and payments Ms. Ryder, Mr. Gallagher and Ms. Cyr are entitled to upon termination of employment in connection with a change in control of the Company or Bank.

Grants of Plan Based Awards

2008 Equity Incentive Plan. The following table provides information concerning restricted stock and stock option awards granted to the named executive officers in 2015 under the Beneficial Bancorp 2008 Equity Incentive Plan. All stock options awarded in 2015 were granted as non-statutory stock options.

Name	Grant Date	Number of Shares of Stock or Units (1)	Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards and Options (3)
Gerard P. Cuddy	02/06/2015	31,000	47,541	$11.41	$542,923
Thomas D. Cestare	02/06/2015	35,000	38,032	11.41	550,717
Joanne R. Ryder	02/06/2015	15,000	20,284	11.41	251,880
Martin F. Gallagher, Jr.	02/06/2015	8,500	22,186	11.41	185,285
Pamela M. Cyr	02/06/2015	8,500	19,016	11.41	172,669

(1)                  For all named executive officers, restricted shares vest according to the following schedule: shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and 20% of the shares each vest on the fourth and fifth anniversaries of the award.

(2)                  Options vest in five equal annual installments beginning on the first anniversary of the date of grant.

(3)                  Sets forth the grant date fair value of stock and option awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of all restricted stock awards is equal to the number of awards multiplied by $11.41, the closing price for Beneficial Bancorp’s common stock on the date of grant. The grant date fair value for stock option awards is equal to the number of options multiplied by a fair value of $3.98, which was computed using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see note 18 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Beneficial Bancorp maintains the 2008 Equity Incentive Plan to further its commitment to performance-based compensation and to provide participants with an opportunity to have an equity interest in Beneficial Bancorp. The plan is administered by Beneficial Bancorp’s Compensation Committee. The Compensation Committee has the authority to grant stock options, restricted stock awards and performance shares to officers and directors of Beneficial Bancorp and Beneficial Bank.

Management Incentive Plan. The following table sets forth the threshold, target and maximum award that may be earned by each named executive officer under our 2015 MIP. See “Compensation Discussion and Analysis—Short-Term Cash-Based Incentive Compensation” for detailed information on Beneficial Bancorp and individual performance measures that must be achieved for an eligible named executive officer to receive an award under the plan.

	Date of Corporate	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Approval	Threshold	Target	Maximum
Gerard P. Cuddy	01/29/2015	$163,750	$327,500	$491,250
Thomas D. Cestare	01/29/2015	71,743	143,485	215,228
Joanne R. Ryder	01/29/2015	38,125	76,250	114,375
Martin F. Gallagher, Jr.	01/29/2015	52,500	105,000	157,500
Pamela M. Cyr	01/29/2015	40,996	81,932	122,897

(1)                  The “Summary Compensation Table” shows the actual awards earned by our named executive officers under the 2015 MIP.

The 2015 MIP is designed to recognize and reward executives for their individual and collective contributions to the success of Beneficial Bancorp and Beneficial Bank. The plan focuses on performance measures that are critical to the profitability and growth of Beneficial Bancorp and its affiliates. See “Compensation Discussion and Analysis—Short-Term Cash-Based Incentive Compensation” for detailed information on the plan and Beneficial Bancorp and individual performance measures used by the Compensation Committee to determine payouts under the 2015 MIP.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2015.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares Or Units of Stock That Have Not Vested		Market Value of Shares or Units Of Stock That Have Not Vested (5)

Gerard P. Cuddy	08/06/2008	219,980	—	$10.78	08/06/2018	—		$—
	03/09/2009	16,498	—	7.59	03/09/2019	—		—
	03/05/2010	16,498	—	8.82	03/05/2020	8,249	(2)	109,877
	05/27/2011	26,397	6,600	7.62	05/27/2021	18,698	(3)	249,057
	03/23/2012	49,495	32,997	8.30	03/23/2022	8,800	(4)	117,216
	01/17/2013	32,997	49,495	8.40	01/17/2023	21,998	(4)	293,013
	02/20/2014	16,498	65,994	10.77	02/20/2024	21,998	(4)	293,013
	02/06/2015	—	47,541	11.41	02/06/2025	31,000	(4)	412,920

Thomas D. Cestare	07/06/2010	2,749	—	9.09	07/06/2020	—		—
	05/27/2011	26,397	6,600	7.62	05/27/2021	20,898	(3)	278,361
	03/23/2012	32,997	21,998	8.30	03/23/2022	5,719	(4)	76,177
	01/17/2013	26,397	39,597	8.40	01/17/2023	17,598	(4)	234,405
	02/20/2014	13,198	52,796	10.77	02/20/2024	17,598	(4)	234,405
	02/06/2015	—	38,032	11.41	02/06/2025	35,000	(4)	466,200

Joanne R. Ryder	08/06/2008	27,497	—	10.78	08/06/2018	—		—
	03/09/2009	2,749	—	7.59	03/09/2019	—		—
	03/05/2010	2,749	—	8.82	03/05/2020	—		—
	05/27/2011	17,598	4,400	7.62	05/27/2021	1,320	(4)	17,582
	03/23/2012	21,118	14,078	8.30	03/23/2022	2,640	(4)	35,165
	01/17/2013	14,078	21,118	8.40	01/17/2023	6,599	(4)	87,899
	02/20/2014	7,039	28,157	10.77	02/20/2024	6,599	(4)	87,899
	02/06/2015	—	20,284	11.41	02/06/2025	15,000	(4)	199,800

Martin F. Gallagher, Jr.	06/27/2011	2,199	550	7.46	06/27/2021	550	(4)	7,326
	03/23/2012	26,397	17,599	8.30	03/23/2022	3,080	(4)	41,026
	01/17/2013	15,398	23,098	8.40	01/17/2023	6,599	(4)	87,899
	02/20/2014	7,699	30,797	10.77	02/20/2024	6,599	(4)	87,899
	02/06/2015	—	22,186	11.41	02/06/2025	8,500	(4)	113,220

Pamela M. Cyr	07/18/2012	8,249	5,499	8.01	07/18/2022	880	(4)	11,722
	01/17/2013	13,198	19,799	8.40	01/17/2023	4,399	(4)	58,595
	02/20/2014	6,599	26,398	10.77	02/20/2024	4,399	(4)	58,595
	02/06/2015	—	19,016	11.41	02/06/2025	8,500	(4)	113,220

(1)                      Options vest in five equal annual installments beginning one year from the date of grant.

(2)                      Shares were forfeited in January 2016 because certain vesting requirements were not satisfied.

(3)                      For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 2,200 shares representing 20% of the award will vest on the fifth anniversary of the award, to occur in 2016; and (2) 16,498 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2012 and ending with the twelve months ended December 31, 2016.  For Mr. Cestare, restricted shares vest according to the following schedule: (1) 4,400 shares representing 20% of the award will vest on the fifth anniversary of the award, to occur in 2016; and (2) 16,498 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2012 and ending with the twelve months ended December 31, 2016.

(4)                      Shares vest according to the following schedule: shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award, 60% of the shares vest on the third anniversary of the award and 20% of the shares each vest on the fourth and fifth anniversaries of the award.

(5)                      Based upon Beneficial Bancorp’s closing stock price of $13.32 on December 31, 2015.

Vesting of Stock Awards

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during 2015.  No stock options were exercised during 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Gerard P. Cuddy	17,048	$192,714
Thomas D. Cestare	13,529	156,440
Joanne R. Ryder	5,939	67,725
Martin F. Gallagher, Jr.	5,169	58,494
Pamela M. Cyr	1,319	17,002

(1)         The value realized upon vesting is equal to the closing market price of the Company on the date of vesting multiplied by the number of shares acquired.  The amount reported is the aggregate of shares vesting from multiple grants of restricted stock.

Pension Benefits

The following table sets forth the actuarial present value of Mr. Cuddy’s accumulated benefit under our tax-qualified and non tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans. No distributions were made under the plans in 2015. Beneficial Bank froze the Employees’ Pension and Retirement Plan of Beneficial Bank effective June 30, 2008. Messrs. Cestare and Gallagher and Ms. Ryder and Cyr are not participants in the Beneficial Bank tax-qualified and non-qualified defined benefit plans.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (2)
Gerard P. Cuddy	Beneficial Bank Consolidated Pension Plan	0.5	$22,271

	Supplemental Pension and Retirement Plan of Beneficial Bank	0.5	33,614

(1)         Represents the number of years of credited service used only to determine the benefits under the pension plan and the supplemental pension plan. Years of credited service were frozen at June 30, 2008.

(2)         The present value of accumulated benefit assumes normal retirement (age 65), the election of a single life form of pension and is based on a 4.25% discount rate for the pension plan and 3.70% for the supplemental pension plan.

Consolidated Pension Plan. The Employees’ Pension and Retirement Plan of Beneficial Bank was frozen effective June 30, 2008. The frozen plan provides that an active participant may retire on or after the date the participant attains age 65 and upon retirement, after twenty-five accrual years of service as a participant, receive a monthly pension in the form of a straight life annuity equal to 50% of his or her average monthly compensation. If the participant’s service is less than 25 years, his or her pension will be adjusted by the ratio of service to 25 years. After attainment of age 55 and the completion of five years of service, an active participant may elect early retirement. Upon early retirement a participant will be entitled to receive his or her accrued pension commencing on his or her normal retirement date or, if the participant desires, he or she may elect to receive a reduced pension, which can commence on the first day of the month concurrent with or next following the participant’s early retirement date. If the employment of an active participant is terminated because of total and permanent disability, the participant will be entitled to receive a disability pension equal to the participant’s accrued pension, without actuarial reduction, commencing on the date the participant terminates employment due to disability and continuing until his death or until recovery from his total and permanent disability, if before age 65.

Participants generally have no vested interest in retirement plan benefits before the completion of five years of service. Following the completion of five years of vesting service, or in the event of a participant’s attainment of age 65 (or the fifth anniversary of participation in the plan, if later), death or termination of employment due to disability, a participant will become 100% vested in his or her accrued benefit under the retirement plan. The retirement plan provides that a participant may receive, subject to certain spousal consent requirements, his or her pension benefit in any of the following forms: (1) a life annuity, (2) a reduced life annuity for the participant’s life with 120 monthly payments guaranteed if the participant dies before receiving the 120 payments, (3) a 100%, 75% or 50% joint and survivor annuity, or (4) a lump sum distribution if the value of the accrued pension benefit is less than $5,000.

Supplemental Pension and Retirement Plan. The Supplemental Pension and Retirement Plan of Beneficial Bank provides benefits that would have been payable to certain officers under Beneficial Bank’s Employees’ Pension and Retirement Plan but for certain Internal Revenue Service limitations. Upon termination of employment with Beneficial Bank a participant is eligible to receive benefits under the Supplemental Pension and Retirement Plan equal to the excess, if any, of (1) the benefits that would have been payable to the participant commencing on the first day of the month coincident with or next following the attainment of age 65 under the Pension Plan in the form of a single life annuity, but for the limitations imposed by the Internal Revenue Code, based on a participant’s compensation and service with Beneficial Bank through June 30, 2008, over (2) the accrued benefits actually payable under the Pension Plan commencing on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity. If a participant dies before the commencement of benefits under the Pension Plan and if the participant’s spouse or beneficiary is entitled to a survivor’s benefit under the Pension, the spouse or beneficiary shall receive a benefit under the Supplemental Pension and Retirement Plan.

Nonqualified Deferred Compensation

The following table discloses contributions made under the Beneficial Bank Elective Deferred Compensation Plan, a non-qualified defined contribution plan, for each named executive officer in 2015, along with the earnings and balances on each executive’s account as of December 31, 2015.

Name	Executive Contributions in Last Fiscal Year	Beneficial Bank Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Gerard P. Cuddy	$—	$54,340	$516	$154,938
Thomas D. Cestare	—	19,196	84	55,788
Joanne R. Ryder	—	7,709	15	16,697
Martin F. Gallagher	—	6,603	245	15,491
Pamela M. Cyr	—	2,356	2	3,024

Elective Deferred Compensation Plan. The Beneficial Bank Elective Deferred Compensation Plan assists executives designated participants in maximizing their ability to save on a tax-deferred basis. In addition to allowing participants to make elective deferrals, the plan permits Beneficial Bank to make discretionary matching contributions to eligible employee participants who have made the maximum voluntary contributions permitted under the employee savings and stock ownership plan. The plan provides for two types of non-discretionary employer contributions: profit sharing and matching contributions. If an employee savings and stock ownership plan participant exceeds the Internal Revenue Code compensation limits under the employee savings and stock ownership plan, the matching contribution and profit sharing contribution benefits lost due to the Internal Revenue Code compensation limits will be restored under Beneficial Bank’s Elective Deferred Compensation Plan. The plan is intended to constitute an unfunded plan primarily for providing deferred compensation for a select group of management or highly compensated employees. Participants receive distributions under the plan upon separation of service. The assets of the plan trust are subject to the claims of our creditors in the event of insolvency until paid to the plan participants and their beneficiaries as set forth in the plan.

Potential Post-Termination Payments

Payments Made Upon Termination for Cause. Under the terms of the employment agreements with Messrs. Cuddy and Cestare, if either of the executives is terminated for cause, he will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or arrangement under which those benefits are provided. In addition, a termination for cause will also result in the forfeiture of all unvested stock awards (time-based and performance) and vested stock options that have not been exercised. Further, participants in Beneficial Bank’s 2015 MIP will forfeit all rights to incentive opportunities as a result of termination for cause.

Payments Made Upon Termination Without Cause or for Good Reason. Under the terms of the employment agreements with Messrs. Cuddy and Cestare, if Beneficial Bank or Beneficial Bancorp terminates either executive’s employment for reasons other than for cause or a change in control, or if either executive resigns from Beneficial Bank or Beneficial Bancorp after specified circumstances set forth in the agreements that would constitute constructive termination, the employment agreements provide that the executive or, if the executive dies, his beneficiary, would be entitled to receive two times the sum of the executive’s (1) current base salary and (2) the average of the bonus paid (including performance bonuses paid under the 2015 MIP) by the Company and/or Bank for the three year’s preceding the executive’s termination of employment. The severance benefit would be paid ratably over a two-year period. In addition, the executive would be entitled to receive, for the 24-month period following his termination date, medical, dental and life insurance coverage. If Beneficial Bank or Beneficial Bancorp terminates its employment relationship with Messrs. Cuddy and Cestare, during the term of their employment agreements for reasons other than cause or a change in control, the executive must adhere to a one-year non-competition restriction.

If any named executive officer terminates employment without cause or for good reason he or she will forfeit all unvested stock awards, performance awards and stock options.

Participants in Beneficial Bank’s 2015 MIP must be employed by Beneficial Bank on the date the benefits are distributed. Therefore, if a participant terminates employment without cause or for good reason before payment under the 2015 MIP, all rights to plan benefits are forfeited.

Payments Made Upon Disability. The employment agreements provide each executive with a disability benefit equal to two-thirds of the executive’s bi-weekly rate of base salary as of his termination date. An executive will cease to receive disability payments upon the earlier of: (1) the date the executive returns to full-time employment; (2) the death of the executive; (3) the executive’s attainment of age 65; or (4) the date the employment agreement would have expired had the executive’s employment not terminated by reason of the executive’s disability. In addition, the executive would continue to be covered, to the greatest extent possible, under all benefit plans in which the executive participated before his or her disability as if he or she were actively employed by us. Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by Beneficial Bank.

If any named executive officer terminates employment due to disability, he or she will vest 100% in all unvested stock awards and stock options.

If a participant in Beneficial Bank’s 2015 MIP terminates his or her service with Beneficial Bank due to a disability, his or her award will be prorated based on the period of active employment with Beneficial Bank.

Payments Made Upon Death. Under the employment agreements, each executive’s estate is entitled to receive any salary and bonus accrued but unpaid as of the date of the executive’s death.

If a participant in Beneficial Bank’s 2015 MIP dies, his or her estate will receive the prorated portion of the participant’s award as of his or her date of death.

Payments Made Upon a Change in Control. Following a change in control of Beneficial Bank or Beneficial Bancorp, under the terms of the employment agreements with Messrs. Cuddy and Cestare, if either executive voluntarily terminates with Good Reason, as such term is defined in the executive’s employment agreement (upon circumstances discussed in the agreement), or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a lump sum severance payment equal to three times the sum of the executive’s: (1) base salary and (2) the average of the bonus paid (including performance bonuses paid under the 2015 MIP) by the Company and/or Bank for the three year’s preceding the executive’s termination of employment. In addition, the executive would also be entitled to continued medical, dental and life insurance coverage for the executive and his dependents for 36 months following termination of employment. Mr. Cuddy would also be entitled to continue his club memberships for 36 months following his termination of employment at no cost to him.

Under the terms of the executive change in control severance agreement with Ms. Ryder, Mr. Gallagher or Ms. Cyr, if within twelve months of a change in control, any of the executives is involuntarily terminated or voluntarily terminates employment with Beneficial Bancorp as a result of not being offered a Comparable Position (as defined in the agreements) he or she would be entitled to receive a lump sum severance payment equal to three times the sum of his or her: (1) base salary and (2) most recent bonus paid (including performance bonuses paid under the 2015 MIP) by Beneficial Bancorp and/or Beneficial Bank. In addition, each executive would also be entitled to continued medical, dental and life insurance coverage for 36 months following termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years). Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. The employment agreements and executive change in control severance agreements provide for a “net after tax benefit” methodology (which means that if a named executive officer would be subject to such excise tax, any payments and benefits must be reduced to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made).

If the executives terminate employment in connection with a change in control, they will vest 100% in all unvested equity awards.

Payments Upon Retirement. In addition to the tax-qualified retirement benefits and non-qualified retirement benefits set forth in “—Pension Benefits” above, participants in the 2015 MIP who retire from Beneficial Bank will receive a prorated payout based on the period of the participant’s active employment only.

All payments under the Elective Deferred Compensation Plan will be made in accordance with the form and timing elections made at the time of each executive’s deferral election.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination upon an event of termination, change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2015, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in Beneficial Bank’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and awards are based on the fair market value of Beneficial Bancorp’s common stock on December 31, 2015, which was $13.32. The actual amounts to be paid out can only be determined at the time of such executive’s separation from service with Beneficial Bancorp.

The following table provides the amount of compensation payable to Mr. Cuddy in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$1,310,000	(2)	$1,965,000		$509,444		$—		$—
Annual cash incentive	—	575,095	(2)	862,642		442,125	(3)	442,125	(3)	442,125	(3)
Medical, life and dental insurance benefits	—	38,106		57,159		22,229	(4)	—		—
Fringe benefits (1)	—	—		14,334		—		—		—
Income attributable to vesting of stock awards	—	—		1,475,096		1,475,096		—		1,475,096

Total severance payment	$—	$1,923,201		$4,374,231	(5)	$2,448,894		$442,125		$1,917,221

(1)                  Represents the value of club membership fees for 36 months following termination of employment in connection with a change in control.

(2)                  Represents the cash payment due under the executive’s employment agreement. Assumes such payment would be paid ratably over a two-year period.

(3)                  Assumes 2015 Management Incentive Plan payment was made on December 31, 2015.

(4)                  Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to disability.

(5)                  The amount shown does not reflect adjustments that may be made by the executive if said payment was deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Mr. Cestare in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$717,426	(1)	$1,076,139		$278,999		$—		$—
Annual cash incentive	—	289,779	(1)	434,668		197,292	(2)	197,292	(2)	197,292	(2)
Medical, life and dental insurance benefits	—	42,993		64,490		25,080	(3)	—		—
Income attributable to vesting of stock awards	—	—		1,289,548		1,289,548		—		1,289,548

Total severance payment	$—	$1,050,198		$2,864,845	(4)	$1,790,919		$197,292		$1,486,840

(1)                  Represents the cash payment due under the executive’s employment agreement. Assumes such payment would be paid ratably over a two-year period.

(2)                  Assumes 2015 Management Incentive Plan payment was made on December 31, 2015.

(3)                  Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to disability.

(4)                  The amount shown does not reflect adjustments that may be made by the executive if said payment was deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Ms. Ryder in each of the circumstances listed.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason	Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$—	$915,000		$—		$—		$—
Annual cash incentive	—	—	314,532		104,844	(2)	104,844	(2)	104,844	(2)
Medical, life and dental insurance benefits	—	—	30,258		—		—		—
Income attributable to vesting of stock awards	—	—	428,345		428,345		—		428,345

Total severance payment	$—	$—	$1,688,135	(1)	$533,189		$104,844		$533,189

(1)         The amount shown does not reflect adjustments that may be made by the executive if said payment was deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

(2)         Assumes 2015 Management Incentive Plan payment was made on December 31, 2015.

The following table provides the amount of compensation payable to Mr. Gallagher in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason	Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$—	$900,000		$—		$—		$—
Annual cash incentive	—	—	433,125		144,375	(2)	144,375	(2)	144,375	(2)
Medical, life and dental insurance benefits	—	—	43,395		—		—		—
Income attributable to vesting of stock awards	—	—	337,370		337,370		—		337,370

Total severance payment	$—	$—	$1,713,890	(1)	$481,745		$144,375		$481,745

(1)         The amount shown does not reflect adjustments that may be made by the executive if said payment was deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

(2)         Assumes 2015 Management Incentive Plan payment was made on December 31, 2015.

The following table provides the amount of compensation payable to Ms. Cyr in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason	Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$—	$702,270		$—		$—		$—
Annual cash incentive	—	—	270,375		90,125	(2)	90,125	(2)	90,125	(2)
Medical, life and dental insurance benefits	—	—	45,310		—		—		—
Income attributable to vesting of stock awards	—	—	242,132		242,132		—		242,132

Total severance payment	$—	$—	$1,260,087	(1)	$332,257		$90,125		$332,257

(1)         The amount shown does not reflect adjustments that may be made by the executive if said payment was deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

(2)         Assumes 2015 Management Incentive Plan payment was made on December 31, 2015.

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2015.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Beneficial Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Beneficial Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Beneficial Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Beneficial Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although Beneficial Bank does not currently have such a program in place.

Pursuant to Beneficial Bancorp’s Audit Committee charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of Beneficial Bancorp’s transactions with directors and executive officers of Beneficial Bancorp and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within our policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Beneficial Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to Beneficial Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors of Beneficial Bancorp must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Beneficial Bancorp. Such potential conflicts of interest include, but are not limited to: (1) Beneficial Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Beneficial Bancorp.

The aggregate amount of loans by Beneficial Bank to its executive officers and directors and their affiliates was $245,304 at December 31, 2015. As of that date, these loans were performing according to their original terms. The outstanding loans made to our directors and executive officers and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Beneficial Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than November 11, 2016.  If next year’s annual meeting is held on a date more than 30 calendar days from April 21, 2017, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a stockholder who has given appropriate notice to the Company before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Company and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder. A copy of the Company’s Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Beneficial Bancorp, Inc., Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103.  Communications to the Board of Directors should be in the care of William J. Kline, Jr., Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chairperson of the particular committee, with a copy to Elizabeth H. Gemmill, the Chairperson of the Corporate Governance Committee.  It is in the discretion of the Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  In addition to the solicitation of proxies by mail, Laurel Hill Advisory Group, a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting.  The Company will pay Laurel Hill Advisory Group a fee of $6,500, plus reasonable out of pocket expenses, for these services.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

A copy of the Company’s Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on February 23, 2016 upon written request to William J. Kline, Jr., Corporate Secretary, Beneficial Bancorp, Inc., Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

APPENDIX A

BENEFICIAL BANCORP, INC.
2016 OMNIBUS INCENTIVE PLAN

Section 1.                                           Purpose.  The purpose of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan (the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Beneficial Bancorp, Inc. (together with its subsidiaries and any and all successor entities, the “Company”), thereby furthering the best interests of the Company and its shareholders.

Section 2.                                           Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.

“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.  If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

“Board” means the board of directors of the Company.

“Change of Control” means the occurrence of any one or more of the following events, except as otherwise provided in the Participant’s Award Agreement:

(i)                                     any Person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)                                  at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

(iii)                               the consummation of (A) a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person of assets of the Company, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Code shall include any successor provision thereto.

“Committee” means the Compensation Committee of the Board unless another committee is designated by the Board.  If there is no Compensation Committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

“Covered Employee” means an individual who is, for a given fiscal year of the Company, (i) a “covered employee” within the meaning of Section 162(m) of the Code or (ii) designated by the Committee by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Director” means any member of the Company’s Board and, for eligibility purposes, a director of any Subsidiary board of directors.

“Employee” means any individual employed by the Company or any Subsidiary or any prospective employee who has accepted an offer of employment from the Company or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

“Fair Market Value” means, with respect to Shares, the closing price of a Share on the day prior to the grant date or vesting, settlement or exercise date, as applicable (or, if there is no reported sale on such prior day, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee.

“Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Cash-Based Award” means a cash Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

“Participant” means the recipient of an Award granted under the Plan.

“Performance Award” means an Award granted pursuant to Section 9.

“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

“Restricted Stock” means any Share granted pursuant to Section 8.

“RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares.  Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof.  Awards of RSUs may include the right to receive dividend equivalents.

“SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

“SEC” means the Securities and Exchange Commission.

“Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

“Shares” means shares of the Company’s common stock, $0.01 par value per Share.

“Subsidiary” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other company which the Committee determines should be treated as a “Subsidiary.”

Section 3.                                           Eligibility.  Any Employee, Director or any other individual who provides services to the Company or any Subsidiary shall be eligible to be selected to receive an Award under the

Plan, to the extent an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 4.                                           Administration.

(a)                                 Administration of the Plan.  The Plan shall be administered by the Committee.  All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof.  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.

(b)                                 Composition of Committee.  To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) non-employee Directors within the meaning of Rule 16b-3 under the Exchange Act; and (iii) outside Directors pursuant to Section 162(m) of the Code.  The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Options and SARs or other Awards in the form of Share rights, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act.

(c)                                  Authority of Committee.  Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided, however, that nothing in subsections (ix) or (x) of this paragraph is intended to provide the Committee with the authority to accelerate the vesting of any Awards except for instances of death, disability or a Change of Control.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 5.                                           Shares Available for Awards.

(a)                                 Subject to adjustment as provided in Section 5(c), the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 3,500,000 Shares.  Shares to be delivered under this Plan shall be made available from authorized and unissued Shares.  The aggregate number of shares of Stock available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 5(c).

(b)                                 If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan.  For clarification, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes, (ii) Shares added back that have been repurchased by the Company using Option exercise proceeds, (iii) stock-settled SARs where only actual Shares delivered with respect to the Award are counted against the Plan reserve; and (iv) any Shares tendered or withheld to pay the exercise price of Options.

(c)                                  In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably (including, without limitation, by payment of cash) any or all of:

(i)                                     the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limit specified in Section 5(e);

(ii)                                  the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)                               the grant, purchase or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)                                 The following limits shall apply to the amount that may be awarded to any Participant during any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to no more than 700,000 Shares; (ii) Restricted Stock and RSUs that relate to no more than  700,000 Shares; (iii) Share-based Performance Awards that relate to no more than 700,000 Shares; and (iv) cash-based Performance Awards and Other Cash-Based Awards that relate to no more than $2.5 million.

Section 6.                                           Options.  The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                 The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, subject to Section 6(f), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)                                 The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise of the Option would be prohibited by law on the expiration date.

(c)                                  The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.

(d)                                 The Committee shall determine the method or methods by which, and the form or forms, including, but not limited to, cash, Shares, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e)                                  No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

(f)                                   The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code).  Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options.  For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.  No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption of this Plan by the Board or (ii) the date of approval of this Plan by the Company’s shareholders.  In the case of a 10% shareholder, the exercise price per Share under an Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant of such Incentive Stock Option and the term of such Incentive Stock Option shall not exceed five years from the date of grant of such Incentive Stock Option.

Section 7.                                           Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                 SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)                                 The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)                                  The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d)                                 The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e)                                  Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR.  The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f)                                   No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs.

Section 8.                                           Restricted Stock and RSUs.  The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                 The Award Agreement shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to voting rights, dividend rights or any other rights.

(b)                                 Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)                                  The Committee may specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Awards of Restricted Stock or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends, dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards; provided, however, that dividends, dividend equivalents or other distributions, as applicable, on Awards of Restricted Stock and RSUs with restrictions that lapse as a result of the achievement of performance conditions shall be deferred until and paid contingent upon the achievement of the applicable performance conditions.

(d)                                 Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(e)                                  If, and to the extent the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, such Award shall be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein and the Award limitation set forth in Section 5(e), and any such Award shall be considered a Performance Award for purposes of the Plan.

(f)                                   If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

(g)                                  The Committee may determine the form or forms (including cash or Shares or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 9.                                           Performance Awards.  The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                 Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)                                 If the Committee intends that a Performance Award should constitute Section 162(m) Compensation for purposes of this Plan, such Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures or any other performance measure reasonably determined by the Committee, with respect to the Company.

(i)                                     return measures (including, but not limited to, total shareholder return; return on equity; return on tangible common equity; return on tier 1 common equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital));

(ii)                                  revenues (including, but not limited to, total revenue; gross revenue; net revenue; revenue growth; and net sales);

(iii)                               income/earnings measures (including, but not limited to, earnings per share; earnings or loss (including earnings before or after interest, taxes, depreciation and amortization); gross income; net income after cost of capital; net interest income; non-interest income; fee income; net interest margin; operating income (before or after taxes); pre- or after-tax income or loss; pre- or after-tax operating income; net earnings; net income or loss; operating margin; gross margin; and adjusted net income);

(iv)                              expense measures (including, but not limited to, expenses; operating efficiencies; non-interest expense and operating/efficiency ratios; and improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable));

(v)                                 balance sheet/risk management measures (including, but not limited to, loans; deposits; assets; tangible equity; charge-offs; net charge-offs; non-performing assets or loans; risk-weighted assets; classified assets; criticized assets; allowance for loans and lease losses; loan loss reserves; asset quality levels; year-end cash; investments; interest-sensitivity gap levels; regulatory compliance; satisfactory internal or external audits; financial ratings; shareholders’ equity; tier 1 capital; and liquidity);

(vi)                              cash flow measures (including, but not limited to, cash flow or cash flow per share (before or after dividends); and cash flow return on investment);

(vii)                           share price measures (including, but not limited to, share price; appreciation in and/or maintenance of share price; and market capitalization);

(viii)                        strategic objectives (including, but not limited to, market share; debt reduction; operating efficiencies; customer satisfaction; customer or household growth; employee satisfaction; research and development achievements; branding; mergers and acquisitions; succession management; people development; management retention; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; and recruiting and maintaining personnel); and

(ix)                              other measures (including, but not limited to, financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions).

Performance criteria may be measured on an absolute or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.  Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.  Except in the case of an Award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.  Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.  Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to be Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula.

(c)                                  The Committee may provide in any Award intended to qualify as Section 162(m) Compensation that any evaluation of performance shall include or exclude any of the following items: (1) asset write-downs, (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reporting results; (4) any reorganization and restructuring programs; (5) acquisitions or divestures; (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) annual incentive payments or other bonuses, or (8) capital charges.

(d)                                 Settlement of Performance Awards shall be in cash or Shares, other Awards, or any combination thereof, as determined in the discretion of the Committee.  The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of a Participant’s termination of service.

(e)                                  Unless otherwise provided in the applicable Award Agreement, the Committee may provide for the payment of dividend equivalents on Performance Awards either in cash or in additional Shares, subject in all cases to payment on a deferred and contingent basis based on the Participant’s earning of the Performance Shares upon achievement or satisfaction of performance conditions specified by the Committee with respect to which such dividend equivalents are paid.

(f)                                   Performance Awards shall be settled only after the end of the relevant Performance Period.  The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation.  Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation.

Section 10.                                    Effect of a Change of Control on Awards.

(a)                                 Notwithstanding any other provision of the Plan to the contrary, and unless otherwise provided in the Award Agreement, in the event of a Change of Control:

(i)                                     Any options and Stock Appreciation Rights outstanding which are not then exercisable and vested, shall become fully exercisable and vested upon the termination of the participant’s employment, other than for Just Cause, during the Applicable Period.

(ii)                          The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award which are not performance-based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment, other than for Just Cause, during the Applicable Period.

(iii)                       The conditions applicable to any Performance Award shall be deemed satisfied at the target level and shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment, other than for Just Cause, during the Applicable Period.

(b)                                 For purposes of this Section 10, and unless otherwise provided in the Award Agreement, (i) the term “Applicable Period” shall mean the twelve (12) month period ending on the first anniversary of a Change in Control and (ii) a termination for “Just Cause” shall mean termination on account of the occurrence of any of the following events:  (i) personal dishonesty; (ii) willful misconduct; (iii) breach of fiduciary duty involving personal profit; (iv) intentional failure to perform duties; or (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order.  Notwithstanding the foregoing, it is expected that the Participant will perform all duties and responsibilities of his or her position, and the Participant shall have the right to cure non-performance, to the extent such performance is reasonably capable of being cured, and shall promptly comply upon receipt of written notice of non-performance that the Company alleges to be Just Cause, with the requirements of such notice, and further if the Participant shall not comply with such notice to the satisfaction of the Company within forty-eight (48) hours after delivery thereof (except if such compliance cannot be reasonably completed within forty-eight (48) hours, if the Participant shall not commence to comply within such period and thereafter proceed to completion with due diligence) the Company shall have the right to proceed with termination for Just Cause.

(c)                          In order to maintain the participants’ rights in the event of a Change of Control, the Committee, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the participant’s rights, had such Award been currently exercisable or payable; or (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control; provided, however, that nothing in this paragraph is intended to provide the Committee with the authority to accelerate the vesting of any Awards except for instances of death, disability or a Change of Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.

Section 11.                                    General Provisions Applicable to Awards.

(a)                                 Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)                                 Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)                                  Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)                                 No Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(e). During a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative.  The provisions of this Section 11(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)                                  A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)                                   All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)                                  The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

(h)                                 Notwithstanding anything in the Plan to the contrary, at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of service following the grant of the Award, except to the extent that the Committee shall specify in an Award Agreement that the Award shall vest upon the Participant’s death, disability (as defined in the Award Agreement) or as provided in Section 10(a).

Section 12.                                    Amendment and Terminations.

(a)                                 Amendment or Termination of the Plan.  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 10, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 18.

(b)                                 Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c)                                  Terms of Awards.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 10, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 18; provided further, that the Committee’s authority under this Section 12(c) is limited in the case of Awards subject to Section 9(b).  Except as provided in Section 9, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)                                 No Repricing.  Notwithstanding the foregoing, except as provided in Section 5(c), the Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower exercise price or base price, or (iii) cancel any previously granted Option or SAR in exchange for cash or another Award if the exercise price of such Option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares.

Section 13.                                    Miscellaneous.

(a)                                 No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)                                 The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary.  The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c)                                  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)                                 The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that if the Committee allows the withholding or surrender of Shares to satisfy the Participant’s tax withholding obligations, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.  In the event ASC 718 is modified to allow higher amounts of Share withholding, the Company may satisfy tax withholding obligations using such levels of withholding permitted under ASC 718 that do not trigger liability accounting.

(e)                                  If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f)                                   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)                                  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14.                                    Effective Date of the Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2016 annual meeting of shareholders and, if so approved, the Plan shall become effective as of the date the Plan was approved by the shareholders (the “Effective Date”).

Section 15.                                    Term of the Plan.  No Award shall be granted under the Plan after the earliest to occur of (i) the tenth anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 12(a).  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 16.                                    Cancellation or “Clawback” of Awards.  The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes relating to clawback or recoupment.  Notwithstanding anything to the contrary contained herein, the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 17.                                    Section 409A of the Code.  With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict.  Notwithstanding anything else in the Plan, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.  If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.  Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

Section 18.                                    Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity.

Section 19.                                    Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Maryland, without application of the conflicts of law principles thereof.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00292-P72837 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BENEFICIAL BANCORP, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 01) 02) 03) Edward G. Boehne Michael J. Donahue Donald F. Gayhardt, Jr. ! ! ! ! ! ! 2. The approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Bancorp, Inc. for the fiscal year ending December 31, 2016. 3. The election as directors of all nominees listed for a two-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 04) Karen Dougherty Buchholz 05) Roy D. Yates ! ! ! 4. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 21, 2016 The proxy statement and the Company’s 2015 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals-proxies.cfm. On this website, the Company also posts the Company’s 2015 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2015 audited consolidated financial statements. The Notice and Proxy Statement and Annual Report are also available at www.proxyvote.com. E00293-P72837 REVOCABLE PROXY BENEFICIAL BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS April 21, 2016 8:30 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) the official proxy committee of Beneficial Bancorp, Inc. (the "Company"), consisting of Gerard P. Cuddy, Elizabeth H. Gemmill and Thomas J. Lewis or any of them, with full power of substitution in each, to act as proxy for the stockholder(s), and to vote all shares of common stock of the Company which the stockholder(s) is/are entitled to vote only at the Annual Meeting of Stockholders to be held on April 21, 2016 at 8:30 a.m., local time, at Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania, and at any adjournments thereof, with all of the powers the stockholder(s) would possess if personally present at such meeting as indicated on the reverse side of this proxy card. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side) Address Changes/Comments:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on April 14, 2016. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2016. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00294-P72837 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BENEFICIAL BANCORP, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 01) 02) 03) Edward G. Boehne Michael J. Donahue Donald F. Gayhardt, Jr. ! ! ! ! ! ! 2. The approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Bancorp, Inc. for the fiscal year ending December 31, 2016. 3. The election as directors of all nominees listed for a two-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 04) Karen Dougherty Buchholz 05) Roy D. Yates ! ! ! 4. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

E00295-P72837 Beneficial Bank Employee Savings and Stock Ownership Plan (the “KSOP”) Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the "Plan Trustee"), to vote all shares of Beneficial Bancorp, Inc. (the "Company") common stock allocated to the participant's account in the Beneficial Bank Employee Savings and Stock Ownership Plan (the "KSOP") for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on April 21, 2016 at 8:30 a.m., local time, at Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania and at any adjournments thereof. The Plan Trustee will vote all unallocated shares of Company common stock held in the KSOP Trust and shares of Company common stock for which the Plan Trustee does not receive timely instructions, in a manner calculated to most accurately reflect the instructions it receives from other KSOP participants. Your voting instructions will be considered timely if received on or before April 14, 2016.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on April 14, 2016. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2016. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00296-P72837 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BENEFICIAL BANCORP, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 01) 02) 03) Edward G. Boehne Michael J. Donahue Donald F. Gayhardt, Jr. ! ! ! ! ! ! 2. The approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Bancorp, Inc. for the fiscal year ending December 31, 2016. 3. The election as directors of all nominees listed for a two-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 04) Karen Dougherty Buchholz 05) Roy D. Yates ! ! ! 4. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

E00297-P72837 Beneficial Bancorp, Inc. 2008 Equity Incentive Plan Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the "Plan Trustee"), to vote all unvested shares of Beneficial Bancorp, Inc. (the "Company") common stock awarded to the participant through the Beneficial Bancorp, Inc. 2008 Equity Incentive Plan ("Equity Plan") for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on April 21, 2016 at 8:30 a.m., local time, at Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before April 14, 2016.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on April 14, 2016. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2016. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00298-P72837 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BENEFICIAL BANCORP, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 01) 02) 03) Edward G. Boehne Michael J. Donahue Donald F. Gayhardt, Jr. ! ! ! ! ! ! 2. The approval of the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Bancorp, Inc. for the fiscal year ending December 31, 2016. 3. The election as directors of all nominees listed for a two-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 04) Karen Dougherty Buchholz 05) Roy D. Yates ! ! ! 4. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

E00299-P72837 Beneficial Bank Stock-Based Deferral Plan Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the "Plan Trustee"), to vote all shares of Beneficial Bancorp, Inc. (the "Company") common stock credited to the participant's account in the Beneficial Bank Stock-Based Deferral Plan or which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on April 21, 2016 at 8:30 a.m., local time, at Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before April 14, 2016.